Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203667

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated December 12, 2017

PROSPECTUS SUPPLEMENT

(To prospectus dated May 29, 2015)

            Shares

CEDAR REALTY TRUST, INC.

6.50% Series C Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

We are offering              shares of our 6.50% Series C Cumulative Redeemable Preferred Stock, or the Series C Preferred Stock. The shares of Series C Preferred Stock offered by this prospectus supplement are a further issuance of our Series C Preferred Stock issued on August 24, 2017. The shares of Series C Preferred Stock offered by this prospectus supplement will form a single series with, and will have the same terms as, the 3,000,000 currently issued and outstanding shares of Series C Preferred Stock. We pay cumulative dividends on the Series C Preferred Stock from the date of original issue at a rate of 6.50% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $1.625 per share). Dividends on the Series C Preferred Stock are paid quarterly in arrears on or about the 20th day of February, May, August and November of each year, when, as and if authorized by our Board of Directors. Holders of shares of Series C Preferred Stock offered hereby will be entitled to receive the full amount of all dividends payable on the Series C Preferred Stock from the dividend payment date immediately preceding the date of issuance of the Series C Preferred Stock offered hereby. The Series C Preferred Stock ranks on a parity with our outstanding preferred stock and senior to our common stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up.

The Series C Preferred Stock is generally not redeemable before August 24, 2022 except in limited circumstances to preserve our status as a real estate investment trust, or REIT, and except as described below upon the occurrence of a Change of Control (as defined in “Description of the Series C Preferred Stock—Special Optional Redemption”). On and after August 24, 2022, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series C Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights, holders of the Series C Preferred Stock will not have the conversion rights described below. The Series C Preferred Stock has no maturity date and is not subject to any sinking fund or mandatory redemption provisions and will remain outstanding indefinitely unless redeemed by us or otherwise repurchased by us or converted in connection with a Change of Control by holders of the Series C Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined in “Description of the Series C Preferred Stock—Conversion Rights”), we have provided or provide notice of our election to redeem the Series C Preferred Stock) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for the Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined in “Description of the Series C Preferred Stock—Conversion Rights”); and

•	9.8814, which is referred to herein as the Stock Cap, subject to certain adjustments;

in each case, on the terms and subject to the conditions described in this prospectus supplement.

Holders of the Series C Preferred Stock generally have no voting rights, except for limited voting rights, including if we fail to pay dividends on the Series C Preferred Stock for six or more quarterly periods (whether or not consecutive). See “Description of the Series C Preferred Stock.” Holders of shares of Series C Preferred Stock offered by this prospectus supplement will vote on any matters on which holders of Series C Preferred Stock are entitled to vote as a single class with all other issued and outstanding shares of Series C Preferred Stock.

The shares of Series C Preferred Stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a REIT, for U.S. federal income tax purposes. See “Description of the Series C Preferred Stock—Restrictions on Ownership and Transfer.”

The Series C Preferred Stock is listed on the NYSE under the symbol “CDR PrC.” On December 12, 2017, the closing price of the Series C Preferred Stock as reported on the NYSE was $25.07 per share.

The Series C Preferred Stock has not been rated and is subject to the risks associated with non-rated securities. Investing in the Series C Preferred Stock involves risks that are described in the “Risk Factors” sections beginning on page S-8 of this prospectus supplement, page 2 of the accompanying prospectus and page 10 of our Annual Report on Form 10-K for the year ended December 31, 2016.

	Price to Public	Underwriting Discount	Proceeds to Us, Before Expenses(1)
Per Share	$	$	$
Total	$	$	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.

The underwriters may also exercise their option to purchase up to an additional                  shares of Series C Preferred Stock from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Series C Preferred Stock will be ready for delivery in book-entry form through the facilities of The Depository Trust Company on or about December     , 2017.

Joint Book-Running Managers

Raymond James	KeyBanc Capital Markets

The date of this prospectus supplement is December     , 2017.

Prospectus Supplement

Prospectus

In this prospectus supplement, the terms “Company,” “we,” “us” or “our” include Cedar Realty Trust, Inc. and its consolidated subsidiaries, including Cedar Realty Trust Partnership, L.P., or the operating partnership.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us, as well as the documents incorporated by reference herein and therein, is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus including the sections entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the information appearing under the caption “Item 1.A Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, before making a decision to invest in the Series C Preferred Stock. You should also read the documents we have referred you to in “Incorporation of Certain Documents by Reference.” This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

We are a fully-integrated real estate investment trust that focuses primarily on ownership, operation and redevelopment of grocery-anchored shopping centers in high-density urban markets from Washington D.C. to Boston. We derive substantially all of our revenues from rents and operating expense reimbursements received pursuant to leases. At September 30, 2017, we owned and managed a portfolio of 61 operating properties (excluding properties “held for sale”) totaling approximately 9.0 million square feet of gross leasable area, or GLA. We conduct our business and own all of our properties through our operating partnership, in which we owned at September 30, 2017 an approximate 99.6% economic interest, and are its sole general partner. Our principal executive offices are located at 44 South Bayles Avenue, Port Washington, NY 11050, our telephone number is (516) 767-6492 and our website address is www.cedarrealtytrust.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus.

Redemption of Series B Preferred Stock

On August 1, 2017, we physically settled the forward sale agreements we entered into on August 1, 2016 for the sale of 5,750,000 shares of our common stock by delivering the full number of shares to the forward sale counterparties in exchange for net proceeds to us of approximately $43.2 million, after adjustments for dividends paid and other administrative costs. The proceeds were used predominantly to redeem 1.5 million shares of our 7.25% Series B Cumulative Redeemable Preferred Stock, or our Series B Preferred Stock, which we announced on July 17, 2017, at a price of $25.00 per share plus all accrued and unpaid dividends up to (but excluding) the redemption date of August 16, 2017, for a total of approximately $38.1 million.

On August 24, 2017, we concluded a public offering of 3,000,000 shares of Series C Preferred Stock at $25.00 per share, and realized net proceeds, after offering expenses, of approximately $72.3 million. The proceeds were used to redeem 3.0 million shares of our Series B Preferred Stock, which we announced on August 16, 2017, at a price of $25.00 per share plus all accrued and unpaid dividends up to (but excluding) the redemption date of September 15, 2017, for a total of approximately $75.4 million. As of the date of this prospectus supplement, we have 3,449,609 shares of Series B Preferred Stock outstanding. We intend to use the net proceeds from this offering to partially redeem the outstanding shares of our Series B Preferred Stock. See “Use of Proceeds.”

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series C Preferred Stock, see “Description of the Series C Preferred Stock” in this prospectus supplement and “Description of Preferred Stock” in the accompanying prospectus.

Issuer	Cedar Realty Trust, Inc., a Maryland corporation.

Securities Offered	shares of 6.50% Series C Cumulative Redeemable Preferred Stock ( shares if the underwriters exercise in full their option to purchase additional shares). The shares of Series C Preferred Stock offered by this prospectus supplement are a further issuance of our Series C Preferred Stock issued on August 24, 2017. The shares of Series C Preferred Stock offered by this prospectus supplement will form a single series with, and will have the same terms as, the 3,000,000 currently issued and outstanding shares of Series C Preferred Stock. We reserve the right to further reopen this series and issue additional shares of Series C Preferred Stock either through public or private sales at any time and from time to time.

Dividends	Holders of shares of Series C Preferred Stock are entitled to receive, when, as and if authorized by our Board of Directors, cumulative cash dividends at a rate of 6.50% per annum of the $25.00 per share liquidation preference (equivalent to $1.625 per annum per share). Dividends on the Series C Preferred Stock are payable quarterly in arrears on the 20th day of each February, May, August and November or, if not a business day, the next business day, with the next quarterly payment scheduled for February 20, 2018. Holders of shares of Series C Preferred Stock offered hereby will be entitled to receive the full amount of all dividends payable on the Series C Preferred Stock from the dividend payment date immediately preceding the date of issuance of the Series C Preferred Stock offered hereby.

Optional Redemption	We may not redeem the Series C Preferred Stock prior to August 24, 2022, except in connection with the special optional redemption right discussed below and in limited circumstances relating to our continuing qualification as a REIT for U.S. federal income tax purposes. On and after August 24, 2022, we may, at our option, redeem the Series C Preferred Stock, in whole or from time to time in part, by payment of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the date of redemption. Any partial redemption of the Series C Preferred Stock will be processed in accordance with the procedures of the Depository Trust Company.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below) we will have the option to redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion

Date, we exercise any of our redemption rights, the holders of Series C Preferred Stock will not have the conversion rights described below.

A “Change of Control” is when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•	(x) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and (y) following the closing of any transaction referred to in clause (x), neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts, which are referred to herein as ADRs, representing such securities) listed on the NYSE, the NYSE American, LLC, which is referred to herein as the NYSE American, or the NASDAQ Stock Market, which is referred to herein as NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ; or

•	a change of control occurs pursuant to the provisions of any shareholder rights plan that we may adopt in the future.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series C Preferred Stock) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for the Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•	9.8814, which is referred to herein as the Stock Cap, subject to certain adjustments;

subject, in each case, to an aggregate cap on the total number of shares of common stock (or alternative conversion consideration, as applicable) issuable upon exercise of the Change of Control Conversion Right and to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series C Preferred Stock will not have any right to convert the Series C Preferred Stock selected for redemption in connection with the Change of Control Conversion Right and any shares of Series C Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series C Preferred Stock—Conversion Rights.”

No Maturity	The Series C Preferred Stock has no maturity date and we are not required to redeem the Series C Preferred Stock. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem it pursuant to our optional redemption right or our special optional redemption right in connection with a Change of Control, or under the circumstances set forth above where the holders of the Series C Preferred Stock have a conversion right and elect to convert such Series C Preferred Stock. We also have the right to make open-market purchases of the Series C Preferred Stock from time to time. We are not required to set aside funds to redeem the Series C Preferred Stock.

Liquidation Preference

If we liquidate, dissolve or wind up, holders of the Series C Preferred Stock will have the right to receive out of assets legally available for distribution to our stockholders (after payment or provision for payment of all of our debts and other liabilities) the sum of (a) the liquidation preference of $25.00 per share and (b) accrued and unpaid dividends (whether or not declared) to, but excluding, the date of payment, before any payments are made to the holders of our common stock and any other class or series of our preferred stock that we may issue ranking junior to the Series C Preferred Stock as to liquidation rights. The rights of the holders of the Series C Preferred Stock to receive their liquidation distribution will be subject to the proportionate rights of each other series or class of our preferred stock ranking on a parity with the Series C Preferred Stock, including any remaining outstanding shares of our Series B Preferred Stock.

Ranking	The Series C Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up, ranks: (i) senior to our common stock and all other classes or series of our equity securities we may issue in the future, the terms of which specifically provide that such equity securities will rank junior to the Series C Preferred Stock with respect to dividend rights, or rights upon our liquidation, dissolution or winding up; (ii) on a parity with the Series B Preferred Stock and all other classes or series of our equity securities we may issue in the future, the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock with respect to dividend rights, or rights upon our liquidation, dissolution or winding up; and (iii) junior to all classes or series of equity securities we may issue in the future, the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Stock with respect to dividend rights, or rights upon our liquidation, dissolution or winding up. The term “equity securities” does not include any convertible debt securities we may issue in the future.

Voting Rights

Holders of the Series C Preferred Stock generally have no voting rights. However, if we do not pay dividends on our Series C Preferred Stock for six or more quarterly periods (whether or not consecutive), then the holders of the Series C Preferred Stock, voting together as a single class with the holders of the Series B Preferred Stock and any other class or series of our preferred stock upon which similar voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay all dividends which we owe on the Series C Preferred Stock. In addition, so long as the Series C Preferred Stock is outstanding, the affirmative vote of the holders of at least two-thirds of the Series C Preferred Stock (voting as a separate class) is required for us to (a) authorize, create or increase the authorized or issued amount of any class or series of our equity securities ranking senior to the Series C Preferred Stock as to dividends and amounts upon liquidation or (b) amend or repeal our charter (including by merger, consolidation or otherwise), in a manner that materially and adversely affects the rights of the holders of the Series C Preferred Stock, provided that in the case of a merger or consolidation, the Series C Preferred Stock will not be deemed to be materially and adversely affected if the Series C Preferred Stock remains outstanding with its terms materially unchanged or, if we are not the surviving entity in such transaction, the Series C Preferred Stock is exchanged for a security of the surviving entity with terms that are materially the same as the Series C Preferred Stock;

provided, however, that, in the case of each of (a) and (b) above, no such vote of the holders of Series C Preferred Stock will be required if all outstanding shares of Series C Preferred Stock will have been called for redemption and sufficient funds shall have been deposited in trust to effect the redemption or, in the case of a merger or consolidation, the holders of Series C Preferred Stock will receive in the transaction their liquidation preference plus accrued dividends.

Holders of shares of Series C Preferred Stock offered by this prospectus supplement will vote on any matters on which holders of Series C Preferred Stock are entitled to vote as a single class with all other issued and outstanding shares of Series C Preferred Stock.

Information Rights	During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any Series C Preferred Stock is outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series C Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the Securities and Exchange Commission, or the SEC, pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series C Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series C Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

No Maturity, Sinking Fund or Mandatory Redemption	The Series C Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to set aside funds to redeem the Series C Preferred Stock. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under limited circumstances where the holders of the Series C Preferred Stock have a conversion right, such holders decide to convert the Series C Preferred Stock into our common stock.

Listing	The Series C Preferred Stock is listed on the NYSE under the symbol “CDR PrC.”

Restrictions on Ownership and Transfer	Our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, or the Code, more than 9.9% of the outstanding shares of our common stock. The Articles Supplementary relating to the Series C Preferred Stock provide that the 9.9% ownership limitation applies to ownership of our Series C Preferred Stock as a separate class. Our Board of Directors, in its sole discretion, is able to waive the 9.9% ownership limit under certain circumstances.

We may prevent any proposed transfer of our shares of capital stock, including the Series C Preferred Stock, which would jeopardize our status as a REIT and may repurchase any shares necessary to maintain our REIT status. We have the right to purchase any shares, including the Series C Preferred Stock, or refuse to transfer or issue shares to a person whose acquisition of shares would result in ownership in excess of the 9.9% limit. Any transfer of shares that would result in our disqualification as a REIT or in a person’s exceeding this ownership limit which is not waived by us is deemed void.

Conversion	Except as set forth above under “Conversion Rights,” the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.

Use of Proceeds	We estimate that our net proceeds from this offering, after deducting the underwriting discount and the estimated expenses of this offering payable by us, will be approximately $ million ($ million if the underwriters exercise in full their option to purchase additional shares). We will contribute the net proceeds from this offering to our operating partnership in exchange for preferred units of limited partnership interest in our operating partnership that have substantially identical economic terms as the Series C Preferred Stock.

Our operating partnership intends to use the net proceeds from this offering to partially redeem the outstanding shares of our Series B Preferred Stock. Immediately prior to the consummation of this offering, there were 3,449,609 shares of Series B Preferred Stock issued and outstanding, with an aggregate liquidation preference of $86.2 million. Pending such use, the net proceeds will be used to temporarily repay amounts outstanding under the operating partnership’s unsecured revolving credit facility. See “Use of Proceeds” in this prospectus supplement.

Settlement	Delivery of the shares of Series C Preferred Stock will be made against payment therefor on or about December , 2017.

Risk Factors	See “Risk Factors” beginning on S-8 of this prospectus supplement, on page 2 of the accompanying prospectus and on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2016, for risks you should consider before purchasing shares of our Series C Preferred Stock.

Transfer Agent	The transfer agent and registrar for our preferred stock is American Stock Transfer & Trust Company, LLC.

RISK FACTORS

An investment in our Series C Preferred Stock involves a number of risks. Before making an investment decision to purchase our Series C Preferred Stock, you should carefully consider all of the risks described in this prospectus supplement, the risks described under “Risk Factors” beginning on page 2 of the accompanying prospectus and beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the other information contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. The risks and uncertainties described below and in the accompanying prospectus and in such Annual Report are not the only ones facing the Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, may also become important factors that could adversely affect us. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our Series C Preferred Stock could decline significantly and you may lose all or part of your investment.

The Series C Preferred Stock is a relatively new issuance and has only a limited trading market, which may negatively affect its market value and your ability to transfer or sell your shares; the Series C Preferred Stock has no stated maturity date.

The Series C Preferred Stock began trading on the NYSE in August 2017. Because the securities have no stated maturity date and are not subject to any sinking fund or mandatory redemption, investors seeking liquidity will be limited to selling their shares in the secondary market. An active trading market on the NYSE for the shares of Series C Preferred Stock may not develop or, even if it develops, may not last, in which case the trading price of the shares of Series C Preferred Stock could be adversely affected and your ability to transfer your shares of Series C Preferred Stock will be limited.

Numerous factors may affect the trading price of the Series C Preferred Stock.

The trading price of our Series C Preferred Stock may depend on many factors, many of which are beyond our control, including:

•	prevailing interest rates;

•	the attractiveness of REIT securities in comparison to the securities of other companies, taking into account, among other things, the higher tax rates imposed on dividends paid by REITs;

•	additional issuances of the Series C Preferred Stock or other series or classes of preferred stock or indebtedness;

•	general economic conditions or conditions in the financial or real estate markets;

•	our financial condition, performance and prospects; and.

•	changes in tax laws and regulations.

In addition, over the last several years, prices of equity securities in the U.S. trading markets have been experiencing extreme price fluctuations, and the market prices of our common stock and preferred stock have also fluctuated significantly during this period. As a result of these and other factors, investors who purchase the Series C Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series C Preferred Stock, including decreases unrelated to our operating performance or prospects. Likewise, in the event that the Series C Preferred Stock becomes convertible upon a Change of Control and is converted into our common stock, holders of our common stock issued on conversion may experience a similar decrease, which also could be substantial and rapid, in the market price of our common stock.

The Series C Preferred Stock is subordinated to existing and future debt, and your interests could be diluted by the issuance of additional shares of preferred stock and by other transactions.

The Series C Preferred Stock ranks junior to all of our existing and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in the event of our liquidation, dissolution or winding up. In addition, payment of amounts due on the Series C Preferred Stock will be structurally subordinated to the payment of distributions on preferred securities, if any, issued by subsidiaries of our operating partnership. As of September 30, 2017, our total indebtedness on a consolidated basis was approximately $627.7 million. We may incur additional indebtedness in the future, which could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series C Preferred Stock.

Our charter currently authorizes the issuance of up to 150,000,000 shares of our common stock and up to 12,500,000 shares of preferred stock in one or more series. Immediately prior to the consummation of this offering, there were 3,449,609 shares of Series B Preferred Stock issued and outstanding, with an aggregate liquidation preference of $86.2 million, and 3,000,000 shares of Series C Preferred Stock issued and outstanding, with an aggregate liquidation preference of $75.0 million. Under our charter, our Board of Directors has the power to classify any of our unissued shares of preferred stock, and to reclassify any of our previously classified but unissued shares of preferred stock of any series, from time to time, in one or more series of shares of preferred stock. The issuance of additional shares of Series C Preferred Stock or additional shares of preferred stock that rank on a parity with the Series C Preferred Stock, including additional shares of Series B Preferred Stock, or senior to the Series C Preferred Stock, would dilute the interests of the holders of the Series C Preferred Stock, and the issuance of any preferred stock senior to the Series C Preferred Stock could affect our ability to redeem or pay dividends or pay the liquidation preference on the Series C Preferred Stock.

Other than the limited conversion right afforded to holders of the Series C Preferred Stock that may occur in connection with a Change of Control as described in this prospectus supplement under the caption “Description of the Series C Preferred Stock—Conversion Rights,” none of the provisions or terms of the Series C Preferred Stock relate to or limit our ability to incur additional indebtedness or afford the holders of the Series C Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, that might adversely affect the rights of the holders of Series C Preferred Stock, so long as the rights of the holders of Series C Preferred Stock are not materially and adversely affected.

The Series C Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series C Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of our Series C Preferred Stock. In addition, we may elect in the future to obtain a rating of our Series C Preferred Stock or we may elect to issue other securities for which we may seek to obtain a rating, which could adversely impact the market price of our Series C Preferred Stock if such rating is issued. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of our Series C Preferred Stock.

Recently proposed tax legislation may affect your investment in the Series C Preferred Stock.

The U.S. House of Representatives and the U.S. Senate have each recently passed legislation that would significantly change U.S. tax laws. As of the date of this prospectus supplement, it is unclear how and to what extent the proposed tax legislation may be amended and whether Congress will ultimately enact any such legislation. If enacted, the legislation could alter the tax consequences of investing in the Series C Preferred Stock. This prospectus supplement does not discuss any such proposed tax legislation or the manner in which it might affect purchasers of the Series C Preferred Stock. Investors are urged to consult with their own legal and tax advisors with respect to any such legislation and the potential tax consequences of investing in the Series C Preferred Stock.

As a holder of Series C Preferred Stock, you will have limited voting rights.

Your voting rights as a holder of Series C Preferred Stock will be limited. Shares of our common stock are the only class that carry full voting rights. Voting rights for holders of Series C Preferred Stock exist primarily with respect to adverse changes in the terms of the Series C Preferred Stock, the creation of additional series of preferred stock that rank senior to the Series C Preferred Stock as to dividends and amounts upon liquidation and our continued failure to pay dividends on the Series C Preferred Stock. See “Description of the Series C Preferred Stock—Voting Rights.”

The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series C Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the occurrence of a Change of Control, holders of the Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series C Preferred Stock) to convert some or all of the Series C Preferred Stock into shares of our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series C Preferred Stock. See “Description of the Series C Preferred Stock—Conversion Rights” and “—Special Optional Redemption.” Upon such conversion, the holders of Series C Preferred Stock will be limited to a maximum number of shares of our common stock equal to the Stock Cap multiplied by the number of shares of Series C Preferred Stock converted. If the Common Stock Price is less than $2.53, subject to adjustment, the holders will receive a maximum of 9.8814 shares of our common stock per share of Series C Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series C Preferred Stock. In addition, those features of the Series C Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our common stock and Series C Preferred Stock with the opportunity to realize a premium over the then current market price or that stockholders may otherwise believe is in their best interests.

Increases in market interest rates may adversely affect the market price of the Series C Preferred Stock.

The trading prices of common and preferred equity securities issued by REITs and other real estate companies historically have been affected by changes in market interest rates. One of the factors that will influence the market price of the Series C Preferred Stock in public trading markets is the annual yield from distributions on the Series C Preferred Stock as compared to yields on other financial instruments. An increase in market interest rates generally will result in higher yields on other financial instruments, which could adversely affect the market price of the Series C Preferred Stock.

Dividends on the Series C Preferred Stock do not qualify for the reduced tax rates available for some dividends.

Income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates are generally subject to tax at preferential rates. Dividends payable by REITs, including the dividends on our Series C Preferred Stock, however, generally are not eligible for the preferential tax rates applicable to qualified dividend income. Although these rules do not adversely affect our taxation or the dividends payable by us, to the extent that the preferential rates continue to apply to regular corporate qualified dividends, investors who are individuals, trusts and estates may perceive an investment in us to be relatively less attractive than an investment in the stock of a non-REIT corporation that pays dividends, which could materially and adversely affect the value of the shares of, and per share trading price of, our capital stock, including the Series C Preferred Stock.

Our charter, including the Articles Supplementary establishing the terms of the Series C Preferred Stock, contain restrictions upon ownership and transfer of the Series C Preferred Stock, which may impair the ability of holders to acquire the Series C Preferred Stock.

Our charter, including the Articles Supplementary establishing the terms of the Series C Preferred Stock, contain restrictions on ownership and transfer of the Series C Preferred Stock intended to assist us in maintaining our status as a REIT for United States federal and/or state income tax purposes. For example, the terms of the Series C Preferred Stock restrict any person from acquiring actual or constructive ownership of more than 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding Series C Preferred Stock without a written waiver from the Company. See “Description of the Series C Preferred Stock—Restrictions on Ownership and Transfer.” You should consider these ownership limitations prior to your purchase of the Series C Preferred Stock. These restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of the Company, which could adversely affect the market price of the Series C Preferred Stock.

If our common stock is delisted, your ability to transfer or sell your shares of the Series C Preferred Stock may be very limited and the market value of the Series C Preferred Stock will likely be materially adversely affected.

Other than in connection with a Change of Control, the Series C Preferred Stock does not contain provisions that are intended to protect you if our common stock is delisted from the NYSE. Since the Series C Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series C Preferred Stock and receive stated dividends on the Series C Preferred Stock when, as and if authorized by our Board of Directors and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common stock is delisted from the NYSE, it is likely that the Series C Preferred Stock will be delisted from the NYSE as well. Accordingly, if our common stock is delisted from the NYSE, your ability to transfer or see your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will likely be materially adversely affected.

The covenants in the operating partnership’s unsecured revolving credit facility may limit the Company’s ability to make dividend payments to the holders of Series C Preferred Stock.

The operating partnership’s unsecured revolving credit facility and term loans contain financial covenants that could limit the amount of dividends payable by the Company on its preferred stock. The Company relies on cash distributions it receives from the operating partnership to pay dividends on its preferred stock and to satisfy its other cash needs, and the unsecured revolving credit facility provides that the operating partnership may not, over any four quarters, make partnership distributions to the Company or other holders of its partnership interests, except:

•	in an amount not in excess of 95% of the operating partnership’s adjusted funds from operations (as defined in the unsecured revolving credit facility agreement) for the most recently completed four quarters;

•	distributions concerning the issuance of operating partnership units or stock in return for equity interests in connection with any permitted investment (as defined in the unsecured revolving credit facility agreement); and

•	in connection with the repurchase or redemption of preferred stock of the Company utilizing the proceeds of newly issued preferred or common equity on equal or more favorable terms.

In addition, the unsecured revolving credit facility provides that if an event of default has occurred and is continuing, including if the operating partnership fails to pay any principal of or interest on any borrowings under the unsecured revolving credit facility, when due, then the operating partnership may make only those partnership distributions to the Company and other holders of its partnership interests necessary to enable the

Company to make distributions to the Company’s stockholders which it reasonably believes are necessary to maintain its status as a REIT for U.S. federal and state income tax purposes. Any limitation on the Company’s ability to make distributions to its stockholders, whether as a result of these provisions in the unsecured revolving credit facility or otherwise, could have a material adverse effect on the market value of its preferred stock (including, without limitation, the Series C Preferred Stock).

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on the Series C Preferred Stock is limited by the laws of Maryland. Under Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series C Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series of stock provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of stock then outstanding, if any, with preferential rights upon dissolution senior to those of the Series C Preferred Stock.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. You can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “estimates,” “projects,” “anticipates,” “believes,” “expects,” “intends,” “seeks” or “future” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and discussions which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and that we may not be able to realize. We do not guarantee that the transactions and events described will happen as described or that they will happen at all. Factors which could cause actual results to differ materially from current expectations include, but are not limited to:

•	adverse general economic conditions in the United States and uncertainty in the credit and retail markets;
•	financing risks, such as the inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability;
•	risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, tenant bankruptcies, adverse impact of internet sales demand, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence;
•	risks endemic to real estate and the real estate industry generally;
•	the impact of the Company’s level of indebtedness on operating performance;
•	inability of tenants to meet their rent and other lease obligations;
•	adverse impact of new technology and e-commerce developments on the Company’s tenants;
•	competitive risk;
•	risks related to the geographic concentration of the Company’s properties in the Washington D.C. to Boston corridor;
•	the effects of natural and other disasters; and
•	the inability of the Company to realize anticipated returns from its redevelopment activities.

For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements in this prospectus supplement, the accompanying prospectus and in documents incorporated by reference in this prospectus supplement and the accompanying prospectus, see the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2016. We do not intend, and disclaim any duty or obligation, to update or revise any forward-looking statements set forth or incorporated by reference in this prospectus supplement to reflect any change in expectations, change in information, new information, future events or other circumstances on which such information may have been based.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting the underwriting discount and other offering expenses, will be about $        million ($        million if the underwriters exercise in full their option to purchase additional shares). We will contribute the net proceeds from this offering to our operating partnership in exchange for preferred units of limited partnership interest in our operating partnership that have substantially identical economic terms as the Series C Preferred Stock. Our operating partnership presently intends to use the net proceeds from this offering to partially redeem the outstanding shares of our Series B Preferred Stock. Immediately prior to the consummation of this offering, there will be 3,449,609 shares of Series B Preferred Stock issued and outstanding, with an aggregate liquidation preference of $86.2 million.

Pending such use, the net proceeds will be used to temporarily repay amounts outstanding under the operating partnership’s $300 million unsecured revolving credit facility, which is comprised of a $50 million term loan maturing in September 2022 and a $250 million revolving credit facility maturing in September 2021. The revolving credit facility may be extended for an additional one-year period at our option. Under an accordion feature, the facility can be increased to $750 million, subject to customary conditions and lending commitments. At September 30, 2017, approximately $95 million was outstanding under the operating partnership’s unsecured revolving credit facility with a weighted-average interest rate of 2.7%. Borrowings under the unsecured revolving credit facility bear interest at a rate of LIBOR plus 135 basis points and can range from LIBOR plus 135 to 195 basis points based on our leverage ratio.

Pending the use of net proceeds as described above, we may use the net proceeds to make investments in short-term income-producing securities that are consistent with our maintaining our qualification as a REIT.

Affiliates of certain of the underwriters are lenders under our unsecured revolving credit facility, and certain of the underwriters or their affiliates may be holders of our Series B Preferred Stock. Accordingly, those affiliates and underwriters may receive a portion of the net proceeds from this offering. See “Underwriting—Other Relationships” for additional information.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and preferred stock dividends for the periods indicated:

	Nine months ended September 30, 2017	Year ended December 31,

		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	1.77	1.26	1.72	1.49	1.10	1.53

Ratio of earnings to combined fixed charges and preferred stock dividends(2)	1.10	(3)	1.16	1.05	(3)	1.14

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. In computing the ratio of earnings to fixed charges: (a) earnings consist of (loss) income before discontinued operations plus distributed income of equity investees and fixed charges (excluding capitalized interest) and (b) fixed charges consist of interest expense including amortization of debt discounts and issuance costs (including capitalized interest) and the estimated portion of rents payable by us representing interest.

(2)	The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the total of fixed charges and preferred stock dividends. In computing the ratio of earnings to combined fixed charges and preferred stock dividends: (a) earnings consist of (loss) income before discontinued operations plus distributed income of equity investees and fixed charges (excluding capitalized interest), (b) fixed charges consist of interest expense including amortization of debt discounts and issuance costs (including capitalized interest) and the estimated portion of rents payable by us representing interest; and (c) preferred stock dividends consists of preferred stock dividends.

(3)	During the fiscal years ended December 31, 2016 and 2013, earnings were insufficient to cover fixed charges and preferred stock dividends by $6.4 million and $10.8 million, respectively.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

This description of the Series C Preferred Stock supplements the description of the general terms and provisions of our preferred stock in the accompanying prospectus and to the extent inconsistent herewith, the description of the Series C Preferred Stock contained herein supersedes the description therein. You should consult that general description for further information. This summary is not complete and is qualified in its entirety by reference to our charter, including the Articles Supplementary relating to the Series C Preferred Stock, our bylaws and Maryland law.

General

Under our charter, we are currently authorized to issue up to 162,500,000 shares of capital stock, consisting of 150,000,000 shares of common stock, par value $0.06 per share, and 12,500,000 shares of preferred stock, par value $0.01 per share. We are authorized to issue shares of preferred stock in one or more series. Each series of our preferred stock will have the designations, powers, preferences, rights, qualifications, limitations or restrictions as Maryland law and our charter permits and our Board of Directors determines by adoption of applicable Articles Supplementary to our charter. Immediately prior to this offering, there were 3,449,609 shares of Series B Preferred Stock issued and outstanding, with an aggregate liquidation preference of $86.2 million, 3,000,000 shares of Series C Preferred Stock issued and outstanding, with an aggregate liquidation preference of $75.0 million, and 3,450,000 shares of Series C Preferred Stock authorized and available for issuance. As of the date of this prospectus supplement, there were 2,600,391 authorized but undesignated shares of preferred stock available for issuance or for reclassification and issuance by the Board of Directors into any series of preferred stock.

The description of our Series C Preferred Stock contained herein is not complete and is qualified in its entirety by reference to the Articles Supplementary establishing the Series C Preferred Stock, which have been filed with the SEC as Exhibit 3.2 to the Form 8-K on August 22, 2017 and are incorporated herein by reference.

The shares of Series C Preferred Stock offered by this prospectus supplement are a further issuance of our Series C Preferred Stock issued on August 24, 2017. The shares of Series C Preferred Stock offered by this prospectus supplement will form a single series with, and will have the same terms as, the 3,000,000 currently issued and outstanding shares of Series C Preferred Stock.

The transfer agent, registrar and disbursing agent for the Series C Preferred Stock is American Stock Transfer & Trust Company, LLC.

The Series C Preferred Stock is listed on the NYSE under the symbol “CDR PrC.” Application will be made to list the additional shares of Series C Preferred Stock offered by this prospectus supplement on the NYSE under the same symbol.

The Series C Preferred Stock offered by this prospectus supplement initially will be issued and maintained in book-entry form registered in the name of the nominee of the Depository Trust Company, or DTC, except in limited circumstances.

Ranking

The Series C Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up, ranks: (i) senior to our common stock and all other classes or series of our equity securities we may issue in the future, the terms of which specifically provide that such equity securities will rank junior to the Series C Preferred Stock; (ii) on a parity with the Series B Preferred Stock and all other classes or series of our equity securities we may issue in the future, the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock; and (iii) junior to all classes or series of equity securities we may issue in the future, the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Stock. The term “equity securities” does not include any convertible debt securities we may issue in the future.

Dividends

Holders of the Series C Preferred Stock will be entitled to receive, when and as authorized by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.50% of the liquidation preference per annum (equivalent to $1.625 per annum per share). Dividends on the Series C Preferred Stock offered by this prospectus supplement will accrue and be cumulative from, and including, the dividend payment date immediately preceding the date of issuance of the Series C Preferred Stock offered by this prospectus supplement and will be payable quarterly in arrears on the 20th day of each February, May, August and November or, if not a business day, the next business day. The first dividend payment on the Series C Preferred Stock offered by this prospectus supplement will be paid, when, as and if authorized by our Board of Directors, on February 20, 2018. Holders of shares of Series C Preferred Stock offered hereby will be entitled to receive the full amount of all dividends payable on the Series C Preferred Stock from the dividend payment date immediately preceding the date of issuance. Dividends payable on the Series C Preferred Stock for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock transfer books at the close of business on the applicable record date designated by our Board of Directors for the payment of dividends that is not more than 60 nor less than 10 days prior to the dividend payment date.

We will not authorize or pay any dividends on the Series C Preferred Stock or set aside funds for the payment of dividends if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other series of preferred stock, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are, and may in the future become, a party to agreements which restrict or prevent the payment of dividends on, or the purchase or redemption of, shares. These restrictions may include indirect covenants which require us to maintain specified levels of net worth or assets. We do not believe that the restrictions set forth in our existing agreements will have an adverse impact on our ability to pay dividends on the Series C Preferred Stock.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of dividends and whether or not dividends are authorized. Accrued but unpaid dividends on the Series C Preferred Stock will not bear interest, and holders of the Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above. All of our dividends on the Series C Preferred Stock, including any capital gain dividends, will be credited first to the earliest accrued and unpaid dividend due.

We will not declare or pay any dividends (other than dividends in kind on our common stock or shares of any other class or series of our preferred stock that rank junior to the Series C Preferred Stock as to dividends), or set aside any funds for the payment of dividends, on shares of our common stock or shares of any other class or series of our preferred stock that rank on a parity with or junior to the Series C Preferred Stock as to dividends, including the Series B Preferred Stock, or redeem, purchase or otherwise acquire shares of our common stock or shares of any other class or series of our preferred stock that rank on a parity with or junior to the Series C Preferred Stock, including the Series B Preferred Stock, as to dividends (except by conversion into or exchange for our common stock or other shares ranking junior to the Series C Preferred Stock), unless we also have declared and either paid or set aside for payment full cumulative dividends on the Series C Preferred Stock for all past dividend periods (other than pro rata dividends as described below). This restriction will not limit our redemption, purchase or other acquisition of shares for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our charter (including the Articles Supplementary designating the terms of the Series C Preferred Stock) or for the purpose of preserving our status as a REIT for U.S. federal income tax purposes.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and any other class or series of our preferred stock ranking on a parity with the Series C Preferred Stock as to dividends, including the Series B Preferred Stock, all dividends declared upon the Series C

Preferred Stock and such other class or series of preferred stock will be authorized pro rata so that the amount of dividends authorized per share of Series C Preferred Stock and per share of such other class or series of preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such other class or series of preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.

Optional Redemption

We may not redeem the Series C Preferred Stock prior to August 24, 2022, except as described below under “—Special Optional Redemption” and “—Restrictions on Ownership and Transfer.” On and after August 24, 2022, at our option upon not less than 30 nor more than 60 days written notice, we may redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the date fixed for redemption.

We will mail to you, if you are a record holder of the Series C Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any share of Series C Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price, including, without limitation, a statement as to whether or not accumulated but unpaid dividends will be payable as part of the redemption price, or payable on the next dividend payment date, to the record holder at the close of business on the relevant record date;

•	the number of shares of Series C Preferred Stock to be redeemed;

•	the place where the certificates (if any) for the Series C Preferred Stock are to be surrendered for payment; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the shares of Series C Preferred Stock held by any holder, the notice of redemption mailed to each stockholder will also specify the number of shares of Series C Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series C Preferred Stock to be redeemed in accordance with the procedures of DTC. Any redemption may be made conditional on such factors as may be determined by our Board of Directors and as set forth in the redemption notice. Unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are declared and either paid or set aside for payment for all past dividend periods, we generally may not redeem any Series C Preferred Stock unless we redeem all of the Series C Preferred Stock.

If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the shares of Series C Preferred Stock called for redemption, then, from and after the redemption date, those shares of Series C Preferred Stock will be treated as no longer outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series C Preferred Stock will terminate. The holders of those shares of Series C Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to, but not including, the redemption date.

The holders of shares of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series C Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series C Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock to be redeemed.

The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under “—Restrictions on Ownership and Transfer” below.

Subject to applicable law, we may purchase Series C Preferred Stock in the open market, by tender or by private agreement. Any Series C Preferred Stock that we reacquire will be returned to the status of authorized but unissued preferred stock, without designation as to series until such shares are once more designated as part of a particular series by our Board of Directors.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined in “—Conversion Rights” below), we may, at our option, redeem the Series C Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined in “—Conversion Rights” below), we have provided or provide notice of redemption with respect to the Series C Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series C Preferred Stock will not have the conversion right described below under “—Conversion Rights.”

We will mail to you, if you are a record holder of the Series C Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any share of Series C Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price, including, without limitation, a statement as to whether or not accumulated but unpaid dividends will be payable as part of the redemption price, or payable on the next dividend payment date, to the record holder at the close of business on the relevant record date;

•	the number of shares of Series C Preferred Stock to be redeemed;

•	the place where the certificates (if any) for the Series C Preferred Stock are to be surrendered for payment;

•	that the Series C Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•	that the holders of the Series C Preferred Stock to which the notice relates will not be able to tender such Series C Preferred Stock for conversion in connection with the Change of Control and each share of Series C Preferred stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that dividends on the Series C Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the outstanding shares of Series C Preferred Stock held by any holder, the notice of redemption mailed to each stockholder will also specify the number of shares of Series C Preferred

Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series C Preferred Stock to be redeemed in accordance with the procedures of DTC. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the notice.

Unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are declared and either paid or set apart for payment for all past dividend periods, no shares of Series C Preferred Stock will be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed. In addition, unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are declared and either paid or set apart for payment for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock, any shares of our common stock or shares of any other class or series ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for shares of our equity securities ranking junior to the Series C Preferred Stock as to dividends and upon liquidation). These restrictions on redemptions, purchases and other acquisitions shall not prevent our redemption, purchase or acquisition of preferred stock of any series in order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes, or the purchase or acquisition of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series C Preferred Stock.

If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series C Preferred Stock called for redemption, then from and after the redemption date, those shares of Series C Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series C Preferred Stock will terminate. The holders of those shares of Series C Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date.

The holders of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series C Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series C Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock to be redeemed.

For purposes of the special optional redemption and the Change of Control Conversion Rights described below, a “Change of Control” is when, after the date of original issuance of Series C Preferred Stock, the following has occurred and is continuing:

•	(x) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and (y) following the closing of any transaction referred to in clause (x), neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ; or

•	a change of control occurs pursuant to the provisions of any shareholder rights plan that may be adopted by the Company.

Conversion Rights

The Series C Preferred Stock is not convertible into or exchangeable for any property or other securities unless upon the occurrence of a Change of Control as described below.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series C Preferred Stock as described under “—Optional Redemption” or “—Special Optional Redemption,” to convert some or all of the Series C Preferred Stock held by such holder, which is referred to herein as the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock, which is referred to herein as the Common Stock Conversion Consideration, equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for the Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•	9.8814, which is referred to herein as the Stock Cap, subject to the adjustments described below.

The Stock Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Stock Split”) with respect to our common stock as follows: the adjusted Stock Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Stock Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Stock Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right (or equivalent Alternative Conversion Consideration, as applicable), will not exceed in total (or equivalent Alternative Conversion Consideration, as applicable), which is referred to herein as the Exchange Cap. The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Stock Cap.

In the case of a Change of Control pursuant to which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof), which is referred to herein as the Alternative Form Consideration,, a holder of Series C Preferred Stock will receive upon conversion of such Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control, which is referred to herein as the Alternative Conversion Consideration, and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, which is referred to herein as the Conversion Consideration.

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series C Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series C Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series C Preferred Stock, holders will not be able to convert Series C Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Preferred Stock.

To exercise the Change of Control Conversion Right, the holder of Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing Series C Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series C Preferred Stock to be converted; and

•	that the Series C Preferred Stock is to be converted pursuant to the applicable provisions of the Series C Preferred Stock.

The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Stock.

The “Common Stock Price” will be: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, or (ii) the average of the closing prices per share for our common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common stock is other than solely cash.

Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series C Preferred Stock;

•	if certificated Series C Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and

•	the number of shares of Series C Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series C Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series C Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date, in accordance with our optional redemption right or special optional redemption right. See “—Optional Redemption” and “—Special Optional Redemption” above.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

We will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series C Preferred Stock into shares of our common stock. Notwithstanding any other provisions of the Series C Preferred Stock, no holder of Series C Preferred Stock will be entitled to convert such Series C Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and our Articles Supplementary setting forth the terms of the Series C Preferred Stock, unless we provide an exemption from this limitation for such holder. See “—Restrictions on Ownership and Transfer” below.

Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series C Preferred Stock are entitled to be paid out of our assets that are legally available for distribution to our stockholders (after payment or provision for payment of all of our debts and other liabilities) the sum of (a) the liquidation preference of $25.00 per share and (b) an amount equal to any accrued and unpaid dividends (whether or not declared) to the date of payment, before any distribution of assets is made to holders of our common stock or shares of any class or series of our preferred stock that we may issue that ranks junior to the Series C Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with the Series C Preferred Stock as to liquidation rights, including the Series B Preferred Stock, then the holders of the Series C Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series C Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other corporation with or into us, a statutory share exchange by us or the sale, lease or conveyance of all or substantially all of our assets or business shall not be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

Holders of Series C Preferred Stock have no voting rights, except as follows:

•	If dividends on our Series C Preferred Stock are due for six or more quarterly periods and remain unpaid, whether or not these quarterly periods are consecutive, holders of the Series C Preferred Stock, voting together as a single class with the holders of the Series B Preferred Stock and any other class or series of preferred stock which have similar voting rights that are exercisable, will be entitled to vote for the election of two additional directors (if not already elected by the holders of such other classes or series of parity voting preferred stock) to serve on our Board of Directors until all dividend arrearages have been paid.

•	In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series C Preferred Stock (voting as a separate class) is required for us to authorize, create or increase the authorized or issued amount of any class or series of our equity securities ranking senior to the outstanding Series C Preferred Stock as to dividends and amounts upon liquidation or to amend our charter (whether by merger, consolidation or otherwise), in a manner that materially and adversely affects the rights of the holders of the Series C Preferred Stock, unless the Series C Preferred Stock remains outstanding with its terms materially unchanged or, if the Corporation is not the surviving entity, the Series C Preferred Stock is exchanged for a security of the surviving entity with terms that are materially the same as the Series C Preferred Stock.

In any matter in which the holders of the Series C Preferred Stock are entitled to vote, each share of Series C Preferred Stock will be entitled to one vote. If the holders of the Series C Preferred Stock and another series of preferred stock are entitled to vote together as a single class on any matter, the Series C Preferred Stock and the shares of the other class or series will have one vote for each $25.00 of liquidation preference. The two additional directors described above shall be elected by a plurality of the votes cast by the holders of the outstanding shares of Series C Preferred Stock when they have the voting rights set forth above (voting together as a single class with the holders of any class or series of preferred stock which have similar voting rights that are exercisable) in such election to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates, whichever occurs earlier.

Holders of shares of Series C Preferred Stock offered by this prospectus supplement will vote on any matters on which holders of Series C Preferred Stock are entitled to vote as a single class with all other issued and outstanding shares of Series C Preferred Stock.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series C Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series C Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series C

Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

Our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% of the outstanding shares of our common stock. The Articles Supplementary designating the terms of the Series C Preferred Stock provide that the 9.9% ownership limitation applies to ownership of our Series C Preferred Stock as a separate class.

Any person who acquires or attempts to acquire beneficial or constructive ownership of Series C Preferred Stock that will or may violate the ownership limitation is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our REIT status.

If our Board of Directors or a committee thereof determines that a transfer or proposed transfer of the shares of Series C Preferred Stock violates or may violate the ownership limitation or certain other provisions of our charter prohibiting transfers that may have the effect of causing us to lose our REIT status, our Board of Directors or committee thereof is empowered to take any action it deems advisable to refuse to give effect to or to prevent such transfer, including (i) electing to purchase any shares owned by a person or group of affiliated persons in excess of the ownership limitations or (ii) refusing to transfer or issue shares to a person if an acquisition of shares by such person or group would result in such person or group exceeding these ownership limits or jeopardizing our status as a REIT. Any transfer of shares that would result in a person or group exceeding ownership limits or in our disqualification as a REIT is deemed void as of the date of such transfer. Our Board of Directors has the right to waive ownership limitations and excess share provisions of our charter and the Articles Supplementary designating the terms of the Series C Preferred Stock. All certificates (if any) representing the Series C Preferred Stock offered hereby will bear a legend referring to the restrictions described above.

Book-Entry Procedures

DTC will act as securities depositary for the Series C Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of Series C Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series C Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series C Preferred Stock will pass by book-entry registration of the transfer within the records of DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in the Series C Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Stock.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase the Series C Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series C Preferred Stock on DTC’s records. You as the actual owner of the Series C Preferred Stock are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series C Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series C Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the Series C Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series C Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time-to-time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the shares of Series C Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of Series C Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series C Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Series C Preferred Stock are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividend payments on the Series C Preferred Stock will be made directly to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series C Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures.

Initial settlement for shares of Series C Preferred Stock offered hereby will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for the Series C Preferred Stock is American Stock Transfer & Trust Company, LLC, New York, New York.

SUPPLEMENTAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements and should be read together with the general discussion of the tax considerations in the accompanying prospectus under the title “Material Federal Income Tax Considerations.” To the extent any information set forth under the title “Material Federal Income Tax Considerations” in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first four paragraphs under the title “Material Federal Income Tax Considerations” in the accompanying prospectus as if those paragraphs were set forth in this prospectus supplement.

Discussion of our former counsel’s tax opinion applies with respect to our new counsel.

The discussion of the tax opinion following the first sentence of paragraph 3 under “Material Federal Income Tax Considerations—Taxation of our Company” applies mutatis mutandis to the opinion of Goodwin Procter LLP.

The Internal Revenue Service has delayed the implementation date for parts of the Foreign Account Tax Compliance Act.

The Internal Revenue Service issued a Notice with respect to the legislation (the “Foreign Account Tax Compliance Act” or “FATCA”) discussed in “Material Federal Income Tax Considerations—Backup Withholding, FATCA Tax, and Information Reporting, ” extending the date on which withholding begins for gross proceeds withholding to January 1, 2019.

Prospective investors should consult their tax advisors regarding all aspects of FATCA.

The rules applicable to partnership tax audits have been modified.

The discussion under “Material Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies—General” is supplemented by inserting the paragraph below at the end of that subsection:

A change enacted under the Bipartisan Budget Act of 2015, effective for taxable years beginning after December 31, 2017, requires our operating partnership and any subsidiary partnership to pay the hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit or in other tax proceedings, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. Many uncertainties remain as to the application of these rules, including the application of the alternative method to partners that are REITs, and the impact they will have on us. However, it is possible, that partnerships in which we invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit as a result of these law changes.

Subsequent legislation has modified several of the REIT rules discussed in the accompanying prospectus.

On December 18, 2015, Congress enacted the Protecting Americans from Tax Hikes Act of 2015. This legislation modifies a number of rules pertaining to qualification as a REIT and the taxation of REITs and their shareholders, including, among others, the following changes to certain rules described in the disclosure set forth in the accompanying prospectus:

•	For tax years beginning after December 31, 2017, not more than 20% of our total assets may be represented by securities of one or more taxable REIT subsidiaries. At this time, the securities we own in our taxable REIT subsidiaries do not, in the aggregate, exceed 20% of the total value of our assets.

•	A 100% excise tax is imposed on “redetermined TRS service income,” which is income of a taxable REIT subsidiary attributable to services provided to, or on behalf of, its associated REIT and which would otherwise be increased on distribution, apportionment, or allocation under Section 482 of the Code (i.e., as a result of a determination that the income was not arm’s length).

•	For taxable years beginning after December 31, 2015, the exclusion of certain hedging income from the REIT gross income tests is expanded to include income from hedges of previously acquired hedges that a REIT entered to manage risk associated with liabilities or property that have been extinguished or disposed.

•	For taxable years beginning after December 31, 2015, for purposes of the REIT asset tests, debt instruments issued by publicly offered REITs will constitute “real estate assets.” However, unless such a debt instrument is secured by a mortgage or otherwise would have qualified as a real estate asset under prior law, (i) interest income and gain from such a debt instrument is not qualifying income for purposes of the 75% gross income test and (ii) all such debt instruments may represent no more than 25% of the value of our total assets.

•	For taxable years beginning after December 31, 2015, certain obligations secured by a mortgage on both real property and personal property will be treated as a qualifying real estate asset and give rise to qualifying income for purposes of the 75% gross income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property.

•	For distributions made in taxable years beginning after December 31, 2014, the preferential dividend rules no longer to apply to us.

•	Additional exceptions to the rules under the Foreign Investment in Real Property Tax Act (“FIRPTA”) were introduced for non-U.S. persons that constitute “qualified shareholders” (within the meaning of Section 897(k)(3) of the Code) or “qualified foreign pension funds” (within the meaning of Section 897(l)(2) of the Code).

•	After February 16, 2016, the FIRPTA withholding rate under Section 1445 of the Code for dispositions of U.S. real property interests is increased from 10% to 15%.

•	The maximum stock ownership of the REIT that a non-U.S. shareholder may hold to avail itself of the FIRPTA exception for shares regularly traded on an established securities market is increased from 5% to 10%.

Additional Considerations for Non-U.S. Holders of Our Series C Preferred Stock

The discussion in the accompanying prospectus under “Material Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders and Non-U.S. Holders of Warrants” is supplemented by inserting the two paragraphs below at the end of that subsection:

Redemption of Preferred Stock. See discussion in the accompanying prospectus under “—Taxation of U.S. Stockholder and U.S. Holders of Warrants—Redemption of Our Preferred Stock.” If the redemption does not meet any of the tests described in “—Taxation of U.S. Stockholder and U.S. Holders of Warrants—Redemption of Our Preferred Stock,” then the redemption proceeds received from our stock by a Non-U.S. Stockholder will be treated as a distribution on our stock as described in the second and third paragraph of this subsection. If a redemption of stock of is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described in the fifth through eight paragraph of this subsection.

Conversion of Our Preferred Stock into Common Stock. Except as provided below, a Non-U.S. Stockholder generally will not recognize gain or loss upon the conversion of our preferred stock into our common stock, provided our preferred stock do not constitute a USRPI. Even if our preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a Non-U.S. Stockholder generally will not recognize gain or loss upon a conversion of our preferred shares into our common stock provided certain reporting requirements are satisfied. Except as provided below, a Non-U.S. Stockholder’s basis and holding period in the common stock received upon conversion will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution on our stock as described the second and third paragraph of this subsection. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock as described the fifth through eight paragraph of this subsection. Non-U.S. Stockholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common stock received on a conversion of preferred stock for cash or other property.

UNDERWRITING

Raymond James & Associates, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Series C Preferred Stock set forth opposite its name below.

Underwriter	Number of Shares
Raymond James & Associates, Inc.
KeyBanc Capital Markets Inc.
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Series C Preferred Stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of Series C Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares of Series C Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $        per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $        per share to other dealers. After the initial offering, the public offering price, the concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of this offering, not including the underwriting discount, are estimated at $        and are payable by us. The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to             additional shares of Series C Preferred Stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Series C Preferred Stock proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

The Company and the operating partnership have agreed that, for a period of 30 days after the date of this prospectus supplement and subject to certain exceptions, they will not, directly or indirectly, without the prior written consent of the representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Series C Preferred Stock or any securities that are substantially similar to the Series C Preferred Stock, whether owned as of the date of this prospectus supplement or hereafter acquired or with respect to which they have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (which is referred to collectively as the Lock-Up Securities) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise.

New York Stock Exchange Listing

The Series C Preferred Stock is listed on the NYSE under the symbol “CDR PrC.” Application will be made to list the additional shares of Series C Preferred Stock offered by this prospectus supplement on the NYSE under the same symbol.

Price Stabilization, Short Positions

Until the distribution of the shares of Series C Preferred Stock offered hereby is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of the Series C Preferred Stock. However, the representative may engage in transactions that have the effect of stabilizing the price of the shares of the Series C Preferred Stock, such as purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriters may bid for or purchase and sell shares of the Series C Preferred Stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of the Series C Preferred Stock than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares of Series C Preferred Stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of Series C Preferred Stock available for purchase in the open market as compared to the price at which they may purchase shares of Series C Preferred Stock through their option to purchase additional shares. “Naked” short sales are sales in excess of the underwriters’ option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares of Series C Preferred Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares of the Series C Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of shares of the Series C Preferred Stock or preventing or retarding a decline in the market price of shares of the Series C Preferred Stock. As a result, the price of shares of the Series C Preferred Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of the Series C Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some or all of the underwriters and/or their affiliates have engaged in, and/or may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of Series C Preferred Stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of Series C Preferred Stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of certain of the underwriters are lenders under our unsecured revolving credit facility, and certain of the underwriters or their affiliates may be holders of our Series B Preferred Stock. Accordingly, those affiliates and underwriters may receive a portion of the net proceeds from this offering. See “Use of Proceeds” for additional information.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from, and including, the date on which the Prospectus Directive is implemented in that Relevant Member State no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive. This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

The communication of this document and any other document or materials relating to the issue of the shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined under Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or within Article 49(2)(a) to (d) of the Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The Series C Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series C

Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Goodwin Procter LLP, New York, New York and for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements of Cedar Realty Trust, Inc. appearing in Cedar Realty Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Cedar Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below which were filed with the SEC under the Exchange Act (except for any document or portion thereof “furnished” to the SEC):

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	Definitive proxy statement dated March 23, 2017 (with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016);

•	Current Reports on Form 8-K filed on February 27, 2017, May 4, 2017 (the second Current Report filed on such day), August 22, 2017 and September 13, 2017; and

•	The description of our Series C Preferred Stock contained in our Registration Statement on Form 8-A filed on August 18, 2017.

We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus supplement but before the end of this offering (except for any document or portion thereof “furnished” to the SEC):

•	Reports filed under Sections 13(a) and (c) of the Exchange Act;

•	Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	Any reports filed under Section 15(d) of the Exchange Act.

You may request copies of the filings, at no cost, by telephone at (516) 767-6492 or by mail at: Cedar Realty Trust, Inc., 44 South Bayles Avenue, Port Washington, New York 11050, Attention: Investor Relations.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our SEC filings over the Internet at the SEC’s website at http://www.sec.gov.

PROSPECTUS

$1,000,000,000

CEDAR REALTY TRUST, INC.

Common Stock, Preferred Stock, Depositary Shares, Warrants,

Stock Purchase Contracts and Units

Cedar may offer and issue from time to time up to $1,000,000,000 of:

☐	shares of common stock;

☐	shares of preferred stock;

☐	shares of preferred stock represented by depositary shares;

☐	warrants;

☐	stock purchase contracts; and

☐	units.

Cedar’s common stock is traded on the New York Stock Exchange under the symbol “CDR.”

The securities to be offered by us will be in amounts, at prices and on terms to be determined at the time of offering.

When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and the terms of that series of securities. Such terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes.

Where necessary, the applicable prospectus supplement will contain additional information about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

Investing in our securities involves certain risks. See “Risk Factors” beginning at page 2 of this Prospectus for a description of certain factors that you should consider prior to purchasing the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this Offering. Any representation to the contrary is unlawful.

The date of this Prospectus is May 29, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. We may from time to time sell any combination of the securities offered in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. In this prospectus, the terms “Cedar,” “Company,” “we,” “us” and “our” include Cedar Realty Trust, Inc., and its consolidated subsidiaries, including Cedar Realty Trust Partnership, L.P., or our operating partnership.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement which contains specific information about the terms of the securities being offered may also include an additional discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the documents and reports listed below:

1.	Cedar’s Annual Report on Form 10-K for the year ended December 31, 2014.

2.	Cedar’s definitive proxy statement dated March 17, 2015.

3.	The description of Cedar’s common stock which is contained in Item 1 of our registration statement on Form 8-A, filed October 1, 2003 pursuant to Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

4.	The description of Cedar’s Series B Preferred Stock contained in Item 1 of our registration statement on Form 8-A, filed on May 16, 2012 pursuant to Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

5.	The information contained in the section “Investment Policies and Policies With Respect to Certain Activities” contained in the Registration Statement on Form S-11 filed on August 20, 2003, as amended, SEC File Number: 333-108091.

6.	Current Reports on Form 8-K filed on January 8, 2015, February 11, 2015 and May 5, 2015 (except for information furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and the furnished exhibit relating to that information).

7.	Cedar’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Investor Relations

Cedar Realty Trust, Inc.

44 South Bayles Avenue

Port Washington, NY 11050-3765

(516) 767-6492

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

THE COMPANY

We were organized in 1984 and elected to be taxed as a real estate investment trust, or REIT, in 1986. We are a fully-integrated real estate investment trust that focuses primarily on ownership and operation of grocery-anchored shopping centers straddling the Washington D.C. to Boston corridor. At December 31, 2014, we owned and managed a portfolio of 59 operating properties (excluding properties “held for sale/conveyance”) totaling approximately 9.2 million square feet of gross leasable area, or GLA.

We conduct our business and own all of our properties through our operating partnership, in which we owned at December 31, 2014 an approximate 99.5% economic interest, and are its sole general partner.

Our principal executive offices are located at 44 South Bayles Avenue, Port Washington, NY 11050, our telephone number is (516) 767-6492 and our website address is www.cedarrealtytrust.com. The information on, or accessible through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our periodic reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements containing the words “anticipates”, “believes”, “expects”, “intends”, “future”, and words of similar import which express our beliefs, expectations or intentions regarding future performance or future events or trends. While forward-looking statements reflect good faith beliefs, expectations or intentions, they are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements as a result of factors outside of our control. Certain factors that might cause such differences include, but are not limited to, the following: real estate investment considerations, such as the effect of economic and other conditions in general and in our market areas in particular; the financial viability of our tenants (including an inability to pay rent, filing for bankruptcy protection, closing stores and/or vacating the premises); the continuing availability of acquisition, ground up development and redevelopment opportunities on favorable terms; the availability of equity and debt capital (including the availability of construction financing) in the public and private markets; the availability of suitable joint venture partners and potential purchasers of our properties if offered for sale; the adequacy of impairment provisions for properties treated as held for sale/conveyance; changes in interest rates; the fact that returns from acquisition, ground up development and redevelopment activities may not be at expected levels or at expected times; risks inherent in ongoing ground up development and redevelopment projects including, but not limited to, cost overruns resulting from weather delays, changes in the nature and scope of ground up development and redevelopment efforts, changes in governmental regulations relating thereto, and market factors involved in the pricing of material and labor; the need to renew leases or relet space upon the expiration or termination of current leases and incur applicable required replacement costs; and the financial flexibility of us and our joint venture partners to repay or refinance debt obligations when due and to fund tenant improvements and capital expenditures. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements in this prospectus and in documents incorporated by reference in this prospectus, see the section entitled “Risk Factors” in this prospectus, in any section entitled “Risk Factors” in supplements to this prospectus, and in the documents incorporated by reference into this prospectus. We do not intend, and disclaim any duty or obligation, to update or revise any forward-looking statements set forth or incorporated by reference in this prospectus to reflect any change in expectations, change in information, new information, future events or other circumstances on which such information may have been based.

USE OF PROCEEDS

The net proceeds from the sale of the securities will be used for general corporate purposes, which may include the repayment of existing indebtedness, the development or acquisition of additional properties as suitable opportunities arise and the renovation, expansion and improvement of our existing properties. The applicable prospectus supplement will contain further details on the use of net proceeds.

DESCRIPTION OF PREFERRED STOCK

Authorized and Outstanding

The Company is authorized to issue 12,500,000 shares of preferred stock, $.01 par value per share. 7,950,000 shares of Series B Preferred Stock are issued and outstanding as of December 31, 2014.

The following summary of the material terms and provisions of our preferred stock does not purport to be complete and is subject to the detailed provisions of our Articles of Incorporation (including any applicable articles supplementary, amendment or annex to our Articles of Incorporation designating the terms of a series of preferred stock), our Articles Supplementary relating to the Series B Preferred Stock, and our Bylaws, each as supplemented, amended or restated, each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our preferred stock. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Series B Preferred Stock

The Series B Preferred Stock bears cumulative cash dividends at the rate of 7.25% per annum of the $25.00 per share liquidation preference (equivalent to $1.8125 per annum per share). Distributions on the Series B Preferred Stock are payable quarterly in arrears on the 20th day of each February, May, August and November or, if not a business day, the next business day. We may not redeem the Series B Preferred Stock prior to May 22, 2017, except in connection with a Change of Control discussed below and in limited circumstances relating to our continuing qualification as a REIT for federal income tax purposes. On and after May 22, 2017, we may, at our option, redeem the Series B Preferred Stock, in whole or from time to time in part, by payment of $25.00 per share, plus all accrued and unpaid distributions to, but not including, the date of redemption. Any partial redemption of the Series B Preferred Stock will be on a pro rata basis. Upon the occurrence of a Change of Control we will have the option to redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions to, but not including, the date of redemption. If we exercise our redemption rights, the holders of Series B Preferred Stock will not have certain conversion rights. Unless full cumulative distributions on all shares of Series B Preferred Stock have been or contemporaneously are declared and either paid or set apart for payment for all past distribution periods, no shares of Series B Preferred Stock will be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed. In addition, unless full cumulative distributions on all shares of Series B Preferred Stock have been or contemporaneously are declared and either paid or set apart for payment for all past distribution periods, we will not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock, any shares of our common stock or shares of any other class or series ranking junior to or on parity with the Series B Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of our equity securities ranking junior to the Series B Preferred Stock as to distributions and upon liquidation). These restrictions on redemptions, purchases and other acquisitions shall not prevent our redemption, purchase or acquisition of preferred stock of any series in order to ensure that we remain qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series B Preferred Stock. A “Change of Control” is when the following have occurred and are continuing: (A) (x) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and (y) following the closing of any transaction referred to in clause (x), neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts (“ADRs”), representing such securities) listed on the NYSE, the NYSE MKT Equities (the “NYSE MKT”) or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ; or (B) a change of control occurs pursuant to the provisions of any shareholder rights plan that we may adopt in the future.

The Series B Preferred Stock, with respect to distribution rights and rights upon liquidation, dissolution or winding up, ranks: (i) senior to our common stock and all other classes or series of our equity securities we may issue in the future the terms of which specifically provide that such equity securities will rank junior to the Series B Preferred Stock; (ii) on a parity with all other classes or series of our equity securities we may issue in the future the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Stock; and (iii) junior to all classes or series of equity securities we may issue in the future the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Stock. The term “equity securities” does not include any convertible debt securities we may issue in the future.

Holders of the Series B Preferred Stock generally have no voting rights. However, if either (a) we do not pay distributions on our Series B Preferred Stock for six or more quarterly periods (whether or not consecutive), or (b) the Series B Preferred Stock is not listed on the NYSE or another national securities exchange for a period of at least 180 consecutive days, then the holders of the Series B Preferred Stock, voting together as a single class with the holders of any other class or series of our preferred stock upon which similar voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all distributions which we owe on the Series B Preferred Stock or until the Series B Preferred Stock is listed on a national securities exchange, as applicable. In addition, the affirmative vote of the holders of at least two-thirds of the Series B Preferred Stock (voting as a separate class) is required for us to (a) authorize, create or increase the authorized or issued amount of any class or series of our equity securities ranking senior to the Series B Preferred Stock as to distributions and amounts upon liquidation or (b) amend or repeal our charter (including by merger, consolidation or otherwise), in a manner that materially and adversely affects the rights of the holders of the Series B Preferred Stock, provided that in the case of a merger or consolidation, the Series B Preferred Stock will not be deemed to be materially and adversely affected if the Series B Preferred Stock remains outstanding with its terms materially unchanged or, if we are not the surviving entity in such transaction, the Series B Preferred Stock is exchanged for a security of the surviving entity with terms that are materially the same as the Series B Preferred Stock.

The Series B Preferred Stock is listed on the NYSE under the symbol “CDR PrB.”

General

The statements below describing the preferred stock are in all respects subject to and qualified by reference to the applicable provisions of our Articles of Incorporation and Bylaws and any applicable articles supplementary to the Articles of Incorporation designating terms of a series of preferred stock.

The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Issuance of preferred stock could impede, delay, prevent or facilitate a merger, tender offer or change in our control. Although the Board of Directors is required to make a determination as to the best interests of our stockholders when issuing preferred stock, the Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in our best interests or in which stockholders might receive a premium for their shares over the then prevailing market price; provided, however, that preferred stock may not be used for anti-takeover purposes. Management believes that the availability of preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our Articles of Incorporation contain the following restrictions in connection with the issuance of any preferred stock:

(1)	the preferred stock will not be used as, or in conjunction with, an anti-takeover defense (including potential mergers, in connection with an existing or future shareholder rights plan, or by designating terms, or issuing shares in transactions for the purposes of aiding management in defending against an unsolicited bid for control of the Company) unless approved by the shareholders at such time;

(2)	the preferred stock will not be issued to an individual or group for the purpose of creating a block of voting power to support management on controversial issues without receiving stockholder approval; and

(3)	if the preferred stock is to have voting rights, the shares will have the same voting rights as the common stock (including upon conversion).

Terms

Subject to the limitations prescribed by the Articles of Incorporation, the Board of Directors can fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors. When issued, the preferred stock will be fully paid and nonassessable by us. The preferred stock will have no preemptive rights.

Reference is made to the prospectus supplement relating to the preferred stock offered thereby for specific terms, including:

(1)	the title and stated value of the preferred stock;

(2)	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

(3)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

(4)	the date from which dividends on the preferred stock shall accumulate, if applicable;

(5)	the procedures for any auction and remarketing, if any, for the preferred stock;

(6)	the provision for a sinking fund, if any, for the preferred stock;

(7)	the provision for redemption, if applicable, of the preferred stock;

(8)	any listing of the preferred stock on any securities exchange;

(9)	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price, or the manner of calculation thereof;

(10)	whether interests in the preferred stock will be represented by depositary shares;

(11)	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

(12)	a discussion of federal income tax considerations applicable to the preferred stock;

(13)	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(14)	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(15)	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to be qualified as a REIT.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or our winding up, rank:

(a)	senior to all classes or series of our common stock;

(b)	senior to all equity securities ranking junior to the preferred stock;

(c)	equal with all equity securities issued by us, if the terms of such securities specifically provide for equal treatment;

(d)	junior to all equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” excludes convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when and if declared by our Board of Directors, out of assets legally available for payment, cash dividends at rates and on dates set forth in the applicable prospectus supplement. Each such dividend will be payable to holders of record as they appear on our share transfer books on the applicable record dates. Our Board of Directors will fix the record dates for dividend payments.

As provided in the applicable prospectus supplement, dividends on any series of the preferred stock may be cumulative or non-cumulative. Cumulative dividends will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of such series of the preferred stock will have no right to receive a dividend for the dividend period ending on such dividend payment date. We will have no obligation to pay the dividend accrued for such dividend period, whether or not dividends on such series are declared payable on any future dividend payment date.

If preferred stock of any series is outstanding, our Board of Directors will not declare, pay or set apart for payment dividends on any of our capital stock of any other series ranking, as to dividends, equally with or junior to the preferred stock outstanding for any period unless:

(a)	for preferred stock with cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay, full cumulative dividends on the preferred stock through the then current dividend period; and

(b)	for preferred stock lacking a cumulative dividend, we have declared and paid or declared and set aside a sum sufficient to pay full dividends for the then current dividend period.

When dividends are not paid in full, or when a sum sufficient for such full payment is not set apart, upon preferred stock of any series and the shares of any other series of preferred stock ranking equally as to dividends with the preferred stock of such series, all dividends declared upon preferred stock of such series and any other series of preferred stock ranking equally as to dividends with such preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of such series and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of such series, which shall not include any accumulation of unpaid dividends for prior dividend periods if such preferred stock lacks a cumulative dividend, and such other series of preferred stock bear to each other. No interest, or sum of money instead of interest, shall be payable for any dividend payment or payments on preferred stock of such series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless we have paid dividends through the then current dividend period, including dividend payments in arrears if dividends are cumulative, for such series of preferred stock or unless our Board of Directors has declared such dividends and has set aside a sum sufficient for such payment, our Board of Directors shall not declare dividends, other than in shares of common stock or other capital shares ranking junior to the preferred stock of such series as to dividends and upon liquidation, or pay or set aside for payment or declare or make any other distribution upon the common stock, or any other of our capital shares ranking junior to or equally with the preferred stock of such series as to dividends or upon liquidation. Additionally, we shall not redeem, purchase or otherwise acquire for any consideration, or any moneys to be paid or made available for a sinking fund for the redemption of any such shares, any shares of common stock, or any other of our capital shares ranking junior to or equally with the preferred stock of such series as to dividends or upon liquidation. Notwithstanding the foregoing, we may convert such shares into or exchange such shares for other of our capital shares ranking junior to the preferred stock of such series as to dividends and upon liquidation.

Redemption

If the applicable prospectus supplement so provides, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement applicable to a series of preferred stock that is subject to mandatory redemption will specify:

(a)	the number of shares of such preferred stock that shall be redeemed by us in each year,

(b)	the year such redemption will commence,

(c)	the redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption,

(d)	whether the redemption price is payable in cash or property.

If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital shares, the terms of such preferred stock may provide that, if we have not issued capital shares or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically be converted into our capital shares pursuant to conversion provisions specified in the applicable prospectus supplement.

We cannot redeem, purchase or otherwise acquire shares of a series of preferred stock unless:

(a)	for preferred stock with cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay, full cumulative dividends on the preferred stock through the then current dividend period; and

(b)	for preferred stock lacking a cumulative dividend, we have declared and paid or declared and set aside a sum sufficient to pay full dividends for the then current dividend period.

The foregoing shall not prevent the purchase or acquisition of preferred stock of such series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares to be redeemed. We may redeem the shares on a pro rata basis from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder with adjustments to avoid redemption of fractional shares, or by lot.

We will mail notice of redemption 30 to 60 days prior to the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

(a)	the redemption date;

(b)	the number of shares and series of the preferred stock to be redeemed;

(c)	the redemption price;

(d)	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

(e)	that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

(f)	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate.

If we are to redeem fewer than all the shares of preferred stock of any series, the notice we mail to each holder of preferred stock shall specify the number of shares of preferred stock to be redeemed from each holder. If we have given notice of redemption of any preferred stock and if we have set aside, in trust for the benefit of the holders of any preferred stock called for redemption, the funds necessary for such redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock to be redeemed. Additionally all rights of the holders of the redeemable shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then the holders of each series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, plus an amount equal to all dividends accrued and unpaid on such series of preferred stock. Such preferred stockholders will receive these distributions before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital shares ranking junior to the preferred stock in the distribution of assets upon our liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. If our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital shares ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital shares shall share on a pro rata basis in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

If liquidating distributions have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital shares ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their rights and preferences and in each case according to their number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute our liquidation, dissolution or winding up.

Voting Rights

Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Whenever dividends on any shares of preferred stock are in arrears for six or more quarterly periods, the holders of such shares of preferred stock, voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors at a special meeting called by the holders of record of ten percent (10%) of any series of preferred stock so in arrears or at the next annual meeting of stockholders, and at each subsequent annual meeting until (a) if such series of preferred stock has a cumulative dividend, we have paid or our Board of Directors has declared and set aside a sum sufficient for payment of all dividends accumulated on such shares of preferred stock for the past dividend periods and the then current dividend period or (b) if such series of preferred stock lacks a cumulative dividend, we have fully paid or our Board of Directors has declared and set aside a sum sufficient for payment of four consecutive quarterly dividends. In such case, two directors will be added to our Board of Directors.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting with such series voting separately as a class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our Articles of Incorporation or the designating amendment for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof. With respect to the occurrence of any of the events set forth in (b) above so long as the preferred stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of preferred stock. Additionally, any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

The applicable prospectus supplement will set forth the terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred stock.

Stockholder Liability

Maryland law generally provides that no stockholder, including holders of preferred stock, shall be personally liable for our debts and obligations solely as a result of their status as a stockholder.

Restrictions on Ownership

To qualify as a REIT under the Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals as defined in the Code to include certain entities, during the last half of a taxable year. Therefore, the designating amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Registrar and Transfer Agent

The applicable prospectus supplement will set forth the Registrar and Transfer Agent for the preferred stock. The Registrar and Transfer Agent for the Series B Preferred Stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such depositary shares. For more information, please refer to the provisions of the depositary agreement we will enter into with a depositary to be selected, and our Articles of Incorporation (including any applicable articles supplementary, amendment or annex to our Articles of Incorporation designating the terms of a series of preferred stock), and our Bylaws, each as supplemented, amended or restated, each of which is incorporated by reference into this prospectus. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by the depositary shares will be deposited under a separate deposit agreement between us, the depositary named therein and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each depositary receipt owner will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented thereby.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence the depositary shares. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto. If the depositary determines that it is not feasible to make such distribution, the depositary may, with our approval, sell the property and distribute the net proceeds from such sale to the holders.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holders thereof will be entitled to delivery, to or upon such holders’ order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Thereafter, holders of such shares of preferred stock will not be entitled to receive depositary shares for the preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the redemption date, whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected as nearly as may be practicable without creating fractional depositary shares, pro rata, or by any other equitable method we determine.

From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled to receive upon such redemption upon surrender to the depositary of the depositary receipts representing the depositary shares.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares, it will abstain from voting the amount of preferred stock represented by such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the depositary’s negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

Except with respect to certain conversions in order to be qualified as a REIT, the depositary shares are not convertible into our common stock or any other of our securities or property. Nevertheless, if the applicable prospectus supplement so specifies, the holders of the depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of our capital stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion of the depositary shares utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

By agreement, we and the depositary at any time can amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to holders of the related preferred stock will be effective only if the existing holders of at least two-thirds of the depositary shares have approved the amendment. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time an amendment becomes effective shall be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

Upon 30 days’ prior written notice to the depositary, we may terminate the deposit agreement if (a) such termination is necessary to be qualified as a REIT or (b) a majority of each series of preferred stock affected by such termination consents to such termination. Upon the termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts together with any other property held by the depositary with respect to the depositary receipt. If the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

The deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into our capital stock not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges. The holders will also pay the fees and expenses of the depositary for any duties, outside of those expressly provided for in the deposit agreement, the holders request to be performed.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We may at any time remove the depositary, any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of $50,000,000 or more.

Miscellaneous

The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related preferred stock.

We and the depositary will not be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct. If satisfactory indemnity is furnished, we and the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depository receipts for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on our claims, requests or instructions.

Restrictions on Ownership

To qualify as a REIT under the Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals as defined in the Code to include certain entities, during the last half of a taxable year. Therefore, the designating amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock, including any depositary shares. The applicable prospectus supplement will specify any additional ownership limitation relating to the depositary shares being offered thereby.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms and provisions of our common stock does not purport to be complete and is subject to the detailed provisions of our Articles of Incorporation and our Bylaws, each as supplemented, amended or restated, each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our common stock. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

General

The Company’s authorized capital stock includes 150 million shares of common stock, $.06 par value per share. For each outstanding share of common stock held, the holder is entitled to one vote on all matters presented to stockholders for a vote. Cumulative voting is not permitted. Holders of the common stock do not have preemptive rights. At March 13, 2015 there were 85,037,549 shares of common stock outstanding.

All shares of common stock issued and sold will be duly authorized, fully paid, and non-assessable. Distributions may be paid to the holders of common stock if and when declared by our Board of Directors. Dividends will be paid out of funds legally available for dividend payment.

Under Maryland law, stockholders are generally not personally liable for our debts or obligations solely as a result of their status as a stockholder. If we are liquidated, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities.

Restrictions on Ownership

In order to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals as defined in the Code to include certain entities, during the last half of a taxable year and the common stock must be beneficially owned by 100 or more persons during 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. To satisfy the above ownership requirements and certain other requirements for qualification as a REIT, our Articles of Incorporation contain a provision restricting the ownership or acquisition of shares of common stock.

Registrar and Transfer Agent

American Stock Transfer & Trust Company, LLC is the Registrar and Transfer Agent for the common stock.

DESCRIPTION OF WARRANTS

The following description contains general terms and provisions of warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the warrants so offered will be described in the prospectus supplement relating to such warrants. For more information, please refer to the provisions of the warrant, a form of which we will file with the SEC at or prior to the time of the sale of the warrant. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

General

We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock. We will issue the warrants under warrant agreements to be entered into between us and a warrant agent, or as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

☐	the title of warrants;

☐	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of the warrants;

☐	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with such security;

☐	the price or prices at which the warrants will be issued;

☐	the aggregate number of warrants;

☐	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

☐	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

☐	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

☐	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

☐	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

☐	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

☐	the maximum or minimum number of warrants which may be exercised at any time; and

☐	information with respect to book-entry procedures, if any.

Pursuant to this prospectus we also may issue warrants to underwriters or agents as additional compensation in connection with a distribution of our securities.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the number of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to those warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

☐	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock and the nature and amount of common stock or preferred stock, or the method of determining that amount;

☐	whether the stock purchase contracts are to be prepaid or not;

☐	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

☐	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

☐	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

☐	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

☐	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

☐	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock, preferred stock, and depositary shares (such depository shares, together with our common stock and preferred stock, our “Stock”, and holders thereof, “Stockholders”), as well as our warrants. This summary is based on current law, is for general information only, and is not tax advice.

This discussion does not purport to address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including, without limitation, insurance companies, tax-exempt organizations (except as described below in “Taxation of Tax-Exempt Stockholders”), financial institutions and broker dealers) subject to special treatment under the federal income tax laws. In addition, this discussion (except to the extent described below in “Taxation of Non-U.S. Stockholders and Non-U.S. Holders of Warrants”) does not address the tax consequences applicable to holders that are not “U.S. Stockholders” or “U.S. Holders.” For this purpose, a “U.S. Stockholder” or “U.S. Holder” is a holder of our Stock or warrants (respectively) that, for U.S. federal income tax purposes, is: (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia; (iii) an estate whose income is subject to federal income taxation regardless of its source; or (iv) any trust if (a) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person. If a partnership (including any entity or arrangement treated as a partnership for federal income tax purposes) holds our Stock or warrants, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our Stock or warrants, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our Stock or warrants by the partnership.

In addition, the following summary assumes that our warrants are treated as such, and not as common stock or preferred stock, for U.S. federal income tax purposes. No assurances can be made in this regard. The tax considerations discussed below with respect to our warrants would be different if the warrants were treated as common stock or preferred stock.

EACH PROSPECTIVE HOLDER SHOULD CONSULT WITH ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF OUR STOCK OR WARRANTS AND OF THE COMPANY’S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS, SOME OF WHICH MAY APPLY RETROACTIVELY.

Taxation of Our Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) commencing with the taxable year ended December 31, 1986. We believe that we have been organized and have operated in such a manner as to qualify for taxation as a REIT, and intend to continue to operate in such a manner. However, qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests and organizational requirements imposed under the Code, as discussed below. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to remain qualified as a REIT.

The following is a general summary of the material Code provisions and the corresponding Treasury Regulations that govern the federal income tax treatment of a REIT and its Stockholders. These provisions of the Code and Treasury Regulations are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, the Treasury Regulations, and administrative and judicial interpretations thereof.

We have received an opinion of Stroock & Stroock & Lavan LLP to the effect that commencing with our taxable year ended December 31, 1998, we have been operated in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation from January 1, 2015 through the date of the opinion and our proposed method of operation, as described in this prospectus and as represented by us, will enable us to continue to so qualify through the end of our current taxable year and thereafter. It must be emphasized that the opinion of Stroock & Stroock & Lavan LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management regarding our organization, income, assets, distribution levels, diversity of ownership and the past, present and future conduct of our business operations, the compliance with which has not and will not be reviewed by Stroock & Stroock & Lavan LLP. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain affiliated entities, and also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us which may not be susceptible to a precise determination. Accordingly, while we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Stroock & Stroock & Lavan LLP or us that we will so qualify for any particular year. The opinion is expressed as of the date issued and counsel will have no obligation to advise us or the holders of our Stock or warrants of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, or IRS, or the courts, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions or that a court would not sustain such a challenge.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our Stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and Stockholder levels) that generally results from investment in a corporation. However, we will still be required to pay federal income tax as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•	If we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income.

Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to the greater of the amount by which we failed to satisfy the 75% or 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% asset test, 10% vote test or the 10% value test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	We will be required to pay a 4% excise tax to the extent we fail to distribute, as specially defined in the Code, during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•	If we acquire any asset “in a conversion transaction” (which generally refers to a transaction in which the basis of the acquired asset in our hands is determined by reference to the basis of the asset in the hands of a C corporation or partnership that has one or more corporate partners), and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation or partnership, as applicable, will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire the asset.

•	We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” See “— Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our Stockholders, as described below in “— Requirements for Qualification as a REIT.”

In addition, we and our subsidiaries may be subject to a variety of taxes other than federal income taxes, including payroll taxes and state, local and foreign income, property or other taxes on assets and operations.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

3.	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

4.	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

5.	that is beneficially owned by 100 or more persons;

6.	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including, for this purpose, specified entities; and

7.	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and condition (6) must be met during the last half of the taxable year. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), specified tax-exempt entities generally are treated as individuals and a “look-through” rule applies with respect to pension funds.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. To comply with these rules, we must demand written statements each year from the record holders of significant percentages of our capital stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record keeping requirements could subject us to monetary penalties. A Stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company treated as a partnership, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% value test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT as in the partnership for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any entity treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our operating partnership and generally control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the federal tax requirements described in this discussion, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of taxable REIT subsidiaries will not be subject to the 10% vote or value tests or 5% asset test described below. See “— Asset Tests.” We currently own interests in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future.

Affiliated REITs. Our operating partnership owned a greater than 10% indirect interest in an entity which elected to be taxed as a REIT for its first taxable year ended December 31, 2009 (the “Affiliated REIT”), although it has subsequently sold such interest.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, certain foreign currency gains recognized after July 30, 2008 and cancellation of indebtedness income) from investments relating to real property or mortgages on real property, including “rents from real property,”

interest derived from mortgage loans secured by real property (including certain qualified mezzanine financings secured by interests in entities owning real property), dividends from other REITs (such as the Affiliated REIT), gains from the sale of real estate assets and income from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, certain foreign currency gains recognized after July 30, 2008 and cancellation of indebtedness income) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•	The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	We, or an actual or constructive owner of 10% or more of our capital stock, do not actually or constructively own 10% or more of the interests in a tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•	Rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. Rent is allocated between real property and personal property based on the relative fair market values of the properties. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•	We do not operate or manage the property (subject to certain exceptions) or furnish or render services to our tenants, except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. Moreover, we may provide non-customary services to tenants of a particular property without disqualifying all of the rent from that property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. In addition, we may employ an independent contractor from whom we derive no revenue, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend, and as a general partner of our operating partnership do not intend, to permit our operating partnership to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, there can be no assurance that the IRS will agree with our determination that we have satisfied the rental conditions described above.

In certain circumstances, we or our operating partnership receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by our operating partnership. These fees, to the extent paid with respect to the portion of these properties not owned, directly or indirectly, by us, will not qualify under the 75% gross income test or the 95% gross income test. Our operating partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. We believe, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is treated as clearly identified as a hedging transaction on the date it is entered into or acquired and satisfies certain other identification requirements will not constitute gross income and thus will be ignored for purposes of the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be ignored for purposes of the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term “hedging transaction,” as used herein, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or our hedge is not a hedging transaction, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, gross income test. We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “Taxation of Our Company,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income.

Prohibited Transaction Income. Any gain that we realize (including any net foreign currency gain recognized after July 30, 2008) on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, the Code provides a safe harbor pursuant to which limited sales of properties held at least four years and meeting certain additional requirements will not be treated as prohibited transactions. In the case of sales made after July 30, 2008, the required holding period has been reduced to two years, and one of the other requirements has been modified in a manner that may permit us to qualify more sales under the safe harbor provisions. Our operating partnership generally intends to hold its properties for investment with a view to long-term appreciation, and to engage in the business of acquiring, developing and owning its properties. However, in keeping with our stated goal of reducing overall leverage by selling non-core and limited growth potential assets, our operating partnership has sold and intends to continue to sell a significant number of those properties. Some sales of property by our operating partnership or its subsidiary partnerships or limited liability companies may not qualify for the safe harbor, and in those cases, the IRS may successfully contend that some or all of such sales are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Our taxable REIT subsidiaries may provide services to our tenants. The fees paid to our taxable REIT subsidiaries may not satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property, interests in mortgages on real property and certain qualified mezzanine financings secured by interests in entities owning real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% (20% for taxable years ending on or before December 31, 2008) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Our operating partnership owns 100% of the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries and our operating partnership owned a 20% interest in the Affiliated REIT, which elected to be taxed as a REIT. So long as each of those wholly-owned companies qualified as a taxable REIT subsidiary and the Affiliated REIT qualified as a REIT through 2012, we will not be subject to the 5% asset test or the 10% vote or value tests with respect to our ownership of their stock. We may acquire securities in other taxable REIT subsidiaries or REITs in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded 20% of the aggregate value of our gross assets in any taxable year ending on or before December 31, 2008, or 25% of the aggregate value of our gross assets for taxable years ending after December 31, 2008. No independent appraisals have been obtained to support these conclusions and there can be no assurance that the IRS will agree with our determinations of value.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% asset test and 10% vote or value tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (x) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (y) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% asset test and 10% vote or value tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (x) $50,000 or (y) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our Stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this requirement, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired in a “conversion transaction” within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are taxable to our Stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential—i.e., every Stockholder of the class of Stock to which a distribution is made must be treated the same as every other Stockholder of that class, and no class of Stock may be treated otherwise than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

We expect to have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, if we do not have sufficient cash we may be required to borrow funds to pay dividends or pay dividends in the form of taxable Stock dividends or taxable in-kind distributions of property in order to meet the distribution requirements.

We may satisfy the 90% distribution test with taxable distributions of our Stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by the taxpayers to whom they were issued, although we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and Stock. We have no current intention to make a taxable dividend payable in our Stock.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our Stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods.

For purposes of the distribution requirements and excise tax described above, dividends declared during the last three months of the taxable year, payable to Stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our Stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure To Qualify. Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to Stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our Stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our Stockholders. In addition, if we fail to qualify as a REIT, all distributions to Stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. In addition, individuals may be eligible for the preferential rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are classified as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of the assets of its subsidiary partnerships and limited liability companies, based on our capital interests. See “Taxation of Our Company.”

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for federal income tax purposes. If our operating partnership or a subsidiary partnership or limited liability company were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “Taxation of Our Company — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. An entity taxed as a partnership is not a taxable entity for federal income tax purposes. Rather, a partner is required to take into account its allocable share of a partnership’s income, gains, losses, deductions and credits for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any distributions from the partnership. Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder as to substantial economic effect.

If an allocation is not recognized for federal income tax purposes because it does not have substantial economic effect, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating partnership and the subsidiary partnerships are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent our operating partnership or any subsidiary partnership acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time when the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. As a result, partners, including us, in our operating partnership or any subsidiary partnership could be allocated greater or lesser amounts of depreciation and taxable income in respect of the applicable partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above in “Taxation of Our Company — Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

Treatment of Depositary Shares

Holders of depositary shares will be treated for U.S. federal income tax purposes as if they are holders of our preferred stock represented by such depositary shares. Accordingly, such holders will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock in accordance with the rules discussed below. In addition, upon a surrender of depositary shares for only preferred stock as described in this prospectus under “Description of Depositary Shares — Withdrawal of Stock,” (i) no gain or loss will be recognized for U.S. federal income tax purposes to the surrendering holder, (ii) the tax basis of the preferred stock acquired will be the same as the aggregate tax basis of the depositary shares surrendered therefor, and (iii) the holding period for the preferred stock in the hands of the surrendering holder will include the period during which such holder owned such depositary shares.

As noted above, for purposes of this discussion above and below, the term “Stock” includes our depositary shares (as well as our common stock and our preferred stock). Furthermore, for purposes of this discussion, depositary shares will be treated as within the same class of Stock as the preferred stock that such depositary shares represent.

Taxation of U.S. Stockholders and U.S. Holders of Warrants

Distributions in Respect of Our Stock. Distributions on our Stock generally will be includable in your income as dividends to the extent the distributions do not exceed our allocable current and accumulated earnings and profits, with a portion of these dividends possibly treated as capital gain dividends as explained below, but with no portion of these dividends eligible for either the dividends received deduction for corporate Stockholders or, except in limited circumstances, the 20% maximum rate applicable to dividends received by taxpayers taxed at individual rates. As a result, except as discussed below regarding capital gain dividends, our ordinary dividends will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum rate of 39.6%.

Distributions in excess of our allocable current or accumulated earnings and profits generally will be treated for federal income tax purposes as a return of capital to the extent of your basis in our Stock in respect of which the distributions were made, and thereafter, as gain from the sale or exchange of our Stock in respect of which the distributions were made. In determining the extent to which a distribution on our Stock constitutes a dividend for federal income tax purposes, our current or accumulated earnings and profits will generally be allocated first to distributions with respect to any class of preferred stock we have outstanding, and thereafter to distributions with respect to our common stock.

If for any taxable year we elect to designate as “capital gain dividends,” as defined in Section 857 of the Code, any portion of the dividends paid for the year to holders of all classes of our Stock, then the portion of dividends designated as capital gain dividends that will be allocable to a particular class of Stock will be equal to the total capital gain dividends multiplied by a fraction, the numerator of which will be the total dividends paid on that particular class of Stock for that taxable year, and the denominator of which shall be the total dividends paid on all classes of our Stock for that taxable year. We can designate a dividend as a capital gain dividend if and to the extent we have a net capital gain (i.e., our net long-term capital gain for the year exceeds our net short-term capital loss for such year) for such taxable year. A U.S. Stockholder generally will take into account distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. Stockholder has held our Stock. A corporate U.S. Stockholder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Redemption of Our Preferred Stock. A redemption of our preferred stock will be treated under Section 302 of the Code as a distribution and hence taxable as a dividend to the extent of our current or accumulated earnings and profits, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed preferred shock. The redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to your ownership in us, (2) results in a “complete termination” of your Stock interest in us, or (3) is “not essentially equivalent to a dividend” with respect to you, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, you must generally take into account all of our Stock considered to be owned by you by reason of constructive ownership rules set forth in the Code, as well as our Stock actually owned by you. If you actually or constructively own none or a small percentage of our common stock, a redemption of your preferred stock is likely to qualify for sale or exchange treatment because the redemption would not be “essentially equivalent to a dividend” as defined by the Code. However, because the determination as to whether you will satisfy any of the tests of Section 302(b) of the Code depends upon the facts and circumstances at the time that your preferred stock is redeemed, you are advised to consult your own tax advisor to determine your particular tax treatment.

Under Section 305 of the Code, preferred stock that may be redeemed at a price higher than its issue price may have this “redemption premium” treated as a constructive distribution. Under applicable Treasury Regulations, constructive dividend treatment is required in the case of callable preferred stock only if, based on all of the facts and circumstances as of the issue date, redemption pursuant to this call right is more likely than not to occur. Even if this redemption is more likely than not to occur, constructive dividend treatment is not required if the redemption premium is solely in the nature of a penalty for premature redemption, i.e., it is a premium paid as a result of changes in economic conditions over which neither we nor you have control. The Treasury Regulations also provide a safe harbor pursuant to which an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%”); (ii) there are no plans, arrangements or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of original issue discount under Section 1272 of the Code and the Treasury Regulations under Sections 1271 through 1275 of the Code. The fact that a redemption right is not described in the preceding sentence, and thus does not qualify for the safe harbor, does not mean that an issuer’s right to redeem is more likely than not to occur. Rather, in that case, the issuer’s right to redeem must be tested under all the facts and circumstances to determine if it is more likely than not to occur. While in general we intend to issue preferred stock in a manner such that our right to call for the redemption of our preferred stock should not be treated as more likely than not to occur, there can be no assurance in this regard.

Conversion of Our Preferred Stock. The terms of our preferred stock may provide that our preferred stock is convertible into our common stock or other consideration (see in this prospectus under “Description of Preferred Stock—Conversion Rights”). Except as provided below, a U.S. Stockholder generally will not recognize gain or loss upon the conversion of our preferred stock into shares of our common stock. A U.S. Stockholder’s basis and holding period in the shares of common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). If a U.S. Stockholder converting preferred stock receives consideration other than our common stock in connection with the conversion, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration, and it may be a taxable exchange. For example, cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common stock deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Stockholder has held our preferred stock for more than one year. Any common stock received in exchange for accrued and unpaid dividends generally will be treated as a distribution by us, and subject to tax treatment as described in “Taxation of U.S. Stockholders and U.S. Holders of Warrants—Distributions in Respect of Our Stock,” above.

U.S. Stockholders converting our preferred stock should consult their tax advisors regarding the U.S. federal income tax treatment of the consideration received upon such conversion.

Disposition of Our Stock. If you sell our Stock, you will recognize gain or loss in an amount equal to the difference between the amount you receive in exchange for the Stock and your basis in the Stock sold. Any such gain or loss generally will be long-term capital gain or loss if you have held the Stock for more than one year.

Taxation of U.S. Holders of Our Warrants. A U.S. Holder of our warrants generally will not recognize gain or loss upon the exercise of a warrant. A U.S. Holder’s basis in a warrant will equal the purchase price paid by such holder to acquire the warrant. A U.S. Holder’s basis in the preferred stock or common stock, as the case may be, received upon the exercise of the warrant will be equal to the sum of the holder’s basis in the warrant and the exercise price paid. A U.S. Holder’s holding period in the preferred stock or common stock, as the case may be, received upon the exercise of the warrant will not include the period during which the warrant was held by the holder. If the warrant expires without exercise, a U.S. Holder will recognize a capital loss in an amount equal to its basis in the warrant. Upon the sale or exchange of a warrant to a person other than us, a U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or exchange and the holder’s basis in the warrant. Any such gain or loss from the sale, exchange or expiration of a warrant will be capital gain or loss and will be long-term capital gain or loss if the warrant was held for more than one year. The ability of a U.S. Holder to deduct capital losses may be subject to limitations, as described below under “— Capital Gains and Losses.” Upon the sale of a warrant to us, the IRS may argue that a holder should recognize ordinary income on the sale. Prospective investors should consult their tax advisors as to the consequences of a sale of a warrant to us.

Capital Gains and Losses. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to U.S. Stockholders or U.S. Holders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends, we will designate whether such a distribution is taxable to U.S. Stockholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

The Medicare Tax. For taxable years beginning after December 31, 2012, certain U.S. Stockholders and certain U.S. Holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, subject to certain exceptions. Dividends on our Stock and any gain from the disposition of our Stock or our warrants generally will be the type of gain that is subject to the Medicare tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, dividend distributions in respect of our Stock and gain from a sale of our Stock generally will not constitute UBTI provided the tax-exempt entity has not held our Stock as “debt-financed property” within the meaning of the Code (i.e., where the acquisition or holding of our Stock is financed through a borrowing of the tax-exempt Stockholder) and has not otherwise used our Stock in an unrelated trade or business. However, different UBTI rules apply to tax-exempt Stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) of the Code the income of which is payable to any of the aforementioned tax-exempt organizations. Under those rules, dividend distributions in respect of our Stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt Stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

A “qualified trust” (defined to be any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) only by relying on a special “look-through” rule under which shares held by qualified trust stockholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein, and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% of the value of the REIT shares, or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT shares, hold in the aggregate more than 50% of the value of the REIT shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT shares is equal to the ratio of (i) the UBTI earned by the REIT (computed as if the REIT were a qualified trust and therefore subject to tax on its UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT for the year in which the dividends are paid. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year.

The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “five or fewer” requirement without relying on the “look-through” rule. The restrictions on ownership and transfer of shares in our charter should prevent application of the foregoing provisions to qualified trusts purchasing our Stock, absent a waiver of the restrictions by the board of directors.

As discussed above in relation to taxable U.S. Stockholders, we may elect to retain and pay income tax on our long-term capital gains. If we so elect, each Stockholder, including tax-exempt Stockholders, will take into income (and, if applicable, UBTI) the Stockholder’s share of the retained capital gain as long-term capital gain (except that corporate Stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income) and will receive a credit or refund for that Stockholder’s share of the tax paid by us. The Stockholder will increase the basis of such Stockholder’s shares by an amount equal to the excess of the retained capital gain included in the Stockholder’s income over the tax deemed paid by such Stockholder.

Taxation of Non-U.S. Stockholders and Non-U.S. Holders of Warrants

The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Stockholders or warrant holders (which we refer to collectively as Non-U.S. Stockholders or Non-U.S. Holders, respectively) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. The discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. Stockholder or Non-U.S. Holder. Prospective Non-U.S. Stockholders and Non-U.S. Holders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in our Stock or warrants, including any reporting requirements.

If distributions to a Non-U.S. Stockholder on account of our Stock are not attributable to gain from sales or exchanges by us of United States real property interests and not designated by us as capital gain dividends or retained capital gains, such distributions will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces such rate or eliminates the tax. However, if income from the investment in our Stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates in the same manner as U.S. Stockholders are taxed with respect to such dividends (and may also be subject to a branch profits tax of up to 30% if the Non-U.S. Stockholder is a foreign corporation). We expect to withhold United States federal income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Stockholder that are not designated as capital gain dividends, unless (i) a lower treaty rate applies and the Non-U.S. Stockholder files with us an IRS Form W-8BEN or IRS Form W-8BEN-E evidencing eligibility for that reduced rate or (ii) the Non-U.S. Stockholder files an IRS Form W-8ECI with us claiming that the distribution is income treated as effectively connected to a United States trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Stockholder’s Stock in respect of which the distributions were made, but rather will reduce the adjusted basis of such Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder’s Stock in respect of which the distributions were made, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of such Stock as described below. We may be required to withhold United States federal income tax at the rate of at least 10% on distributions to Non-U.S. Stockholders that are not paid out of our current or accumulated earnings and profits unless the Non-U.S. Stockholders provide us with withholding certificates evidencing their exemption from withholding tax. If it cannot be determined at the time that such a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

Although the law is not clear on the matter, if we elect to retain and pay income tax on our long-term capital gains, it appears that amounts we designate as retained capital gains in respect of our Stock held by Non-U.S. Stockholders generally should be treated with respect to Non-U.S. Stockholders in the same manner as our actual distributions of capital gain dividends. Under this approach, a Non-U.S. Stockholder would be able to offset as a credit against its United States federal income tax liability its proportionate share of the tax treated as paid by it on such retained capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax treated as paid by it exceeds its actual United States federal income tax liability.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, these distributions generally are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Thus, Non-U.S. Stockholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by us as a capital gain dividend or, in certain circumstances, distributions following a designation of a prior distribution as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder’s FIRPTA tax liability. REIT distributions attributable to gain from sales or exchanges of United States real property interests will be treated as ordinary income dividends rather than effectively connected income under the FIRPTA rules if (1) the distribution is received with respect to a class of Stock that is regularly traded on an established securities market located in the United States and (2) the foreign investor does not own more than 5% of the class of Stock at any time during the one year period ending on the date of such distribution. Capital gain dividends received by a Non-U.S. Stockholder from a REIT that are attributable to dispositions by that REIT of assets other than United States real property interests are generally not subject to U.S. income or withholding tax.

Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of our Stock generally would not be subject to United States federal income taxation unless:

•	the investment in our Stock is effectively connected with the Non-U.S. Stockholder’s United States trade or business, in which case the Non-U.S. Stockholder generally will be subject to the same treatment as U.S. Stockholders with respect to any gain;

•	the Non-U.S. Stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the non-resident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	our Stock constitutes a United States real property interest within the meaning of FIRPTA, as described below.

Our Stock will not constitute a United States real property interest if we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our shares is held directly or indirectly by Non-U.S. Stockholders. We believe that, currently, we are a domestically-controlled REIT and, therefore, that the sale of our Stock would not be subject to taxation under FIRPTA. Because our Stock is publicly traded, however, we cannot guarantee that we are or will continue to be a domestically-controlled REIT.

Even if we do not qualify as a domestically-controlled REIT at the time a Non-U.S. Stockholder sells our Stock, gain arising from the sale of a particular class or series of our Stock still would not be subject to FIRPTA tax if:

•	such class or series of our Stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE; and

•	the selling Non-U.S. Stockholder owned, actually or constructively, 5% or less in value of the applicable class or series of our Stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States federal income tax with respect to any gain in the same manner as a taxable U.S. Stockholder (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-resident alien individuals) and the purchaser of our Stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Non-U.S. Holders of warrants should consider the rules discussed above regarding the taxation of Non-U.S. Stockholders upon a sale or exchange of our Stock and should consult their own tax advisers with respect to the United States federal tax (including withholding tax) and state, local and foreign tax consequences of an investment in our warrants.

Backup Withholding, FATCA Tax, and Information Reporting

U.S. Stockholders. In general, information reporting requirements will apply to certain U.S. Stockholders with regard to payments of dividends on our Stock and payments of the proceeds of the sale of our Stock, unless an exception applies.

It is expected that the payor will be required to backup withhold tax on such payments at the rate of 28% if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. A U.S. Stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

In addition, it is expected that a payor of dividends on our Stock will be required to backup withhold tax at a rate of 28% if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Any amounts withheld under the backup withholding rules from a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s United States federal income tax and may entitle the U.S. Stockholder to a refund, provided that the required information is furnished to the IRS. U.S. Stockholders that hold their stock through foreign accounts or intermediaries will be subject to U.S. withholding tax (the so-called FATCA tax) at a rate of 30% on dividends (or redemption proceeds treated as dividends) paid after June 30, 2014 and proceeds of sale (which, for this purpose, includes a redemption treated as a sale, as well as a distribution treated as a return of capital or giving rise to capital gain) of our Stock paid after December 31, 2016 if certain disclosure requirements related to U.S. accounts are not satisfied. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Stockholders who fail to certify their non-foreign status to us.

Non-U.S. Stockholders. With respect to Stock held by a Non-U.S. Stockholder, the payment of the proceeds from the disposition of Stock to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding as described above for U.S. Stockholders unless the Non-U.S. Stockholder satisfies the requirements necessary to be an exempt Non-U.S. Stockholder or otherwise qualifies for an exemption. The proceeds of a disposition by a Non-U.S. Stockholder to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a United States trade or business, a foreign partnership if partners who hold more than 50% of the interests in the partnership are United States persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a United States office of a United States or foreign broker.

Generally, information reporting, backup withholding and the FATCA tax will apply to payments of dividends and other distributions on, and proceeds from the sale of, our Stock as described above for a U.S. Stockholder, unless the payee certifies that it is not a United States person or otherwise establishes an exemption and, in the case of the FATCA tax, satisfies other requirements pursuant to recently finalized regulations (which requirements may include entering into an agreement with the IRS).

Applicable Treasury Regulations provide presumptions regarding the status of Stockholders when payments to the Stockholders cannot be reliably associated with appropriate documentation provided to the payor. Because the application of these Treasury Regulations varies depending on the Stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

U.S. and Non-U.S. Holders of Warrants. The rules described above with respect to backup withholding, information reporting and the FATCA tax may apply to a sale or exchange of warrants by a U.S. or Non-U.S. Holder. Each U.S. and Non-U.S. Holder of warrants is urged to consult its own tax advisor regarding the application of such rules to its particular circumstance.

State, Local and Foreign Taxes

We, our Stockholders and/or our warrant holders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, a Stockholder, or a warrant holder transacts business, owns property or resides. We own properties located in numerous jurisdictions and are required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, Stockholders and warrant holders should consult their tax advisors regarding the effect of state, local and foreign income and other tax laws upon an investment in our Stock and warrants.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. We will name, in the applicable prospectus supplement, any such underwriter or agent involved in the offer and sale of the securities.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

We will set forth in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

To the extent that we make sales to or through one or more of the named underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our securities to or through one or more of the named underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or dealers may agree to solicit offers to purchase, blocks of our securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell securities through another broker dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

If the applicable prospectus supplement so indicates, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase securities from them at the public offering price set forth in such prospectus supplement pursuant to Delayed Delivery Contracts (“Contracts”) providing for payment and delivery on the date or dates stated in such prospectus supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts shall be equal to, the respective amounts stated in the applicable prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (a) the purchase by an institution of the securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by Contracts.

In the ordinary course of business, certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us.

LEGAL MATTERS

Stroock & Stroock & Lavan LLP of New York, New York will pass upon the validity of the issuance of the securities offered hereby for us and certain federal income tax matters.

EXPERTS

The consolidated financial statements of Cedar Realty Trust, Inc. appearing in Cedar Realty Trust, Inc.’s Annual Report (Form 10 K) for the year ended December 31, 2014 (including the schedule appearing therein), and the effectiveness of Cedar Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference facility at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facility. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov, and at our website at http://www.cedarrealtytrust.com. Information on or accessible through our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless we specifically so designate and file with the SEC.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement.

                Shares

CEDAR REALTY TRUST, INC.

6.50% Series C Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Raymond James	KeyBanc Capital Markets

December     , 2017